     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 1998

                                                       REGISTRATION NO. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                          ALUMINUM COMPANY OF AMERICA
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
             PENNSYLVANIA                            25-0317820
       (STATE OF INCORPORATION)         (I.R.S. EMPLOYER IDENTIFICATION NO.)
                                --------------
                                 ALCOA TRUST I
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
               DELAWARE                              APPLIED FOR
    (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION
    INCORPORATION OR ORGANIZATION)                     NUMBER)
                                --------------
                       425 SIXTH AVENUE, ALCOA BUILDING,
                      PITTSBURGH, PENNSYLVANIA 15219-1850
                                (412) 553-4545
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                                --------------
 LAWRENCE R. PURTELL, EXECUTIVE VICE PRESIDENT--ENVIRONMENT, HEALTH AND SAFETY
                              AND GENERAL COUNSEL
                       425 SIXTH AVENUE, ALCOA BUILDING,
                      PITTSBURGH, PENNSYLVANIA 15219-1850
                                (412) 553-3875
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                                WITH COPIES TO:
        VINCENT J. PISANO, ESQ.                  JOHN W. WHITE, ESQ.
 SKADDEN, ARPS, SLATE, MEAGHER & FLOM          CRAVATH, SWAINE & MOORE
                  LLP                             825 EIGHTH AVENUE
           919 THIRD AVENUE                   NEW YORK, NEW YORK 10019
       NEW YORK, NEW YORK 10022                    (212) 474-1000
            (212) 735-3000
                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                                --------------
                        CALCULATION OF REGISTRATION FEE
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
                                                                          PROPOSED
                                                       PROPOSED           MAXIMUM
                                                        MAXIMUM          AGGREGATE       AMOUNT OF
     TITLE OF EACH CLASS           AMOUNT TO BE        OFFERING           OFFERING      REGISTRATION
OF SECURITIES TO BE REGISTERED      REGISTERED     PRICE PER UNIT(1)    PRICE(1)(2)        FEE(3)
----------------------------------------------------------------------------------------------------
  Debt Securities of
   Aluminum Company of
   America (the
   "Company")(5)..........
-------------------------------------------------------------
  Warrants to purchase
   Senior Debt Securities
   of the Company(6)......
-------------------------------------------------------------
  Class B Serial Preferred
   Stock of the
   Company(7).............             (4)                (4)               (4)             (4)
-------------------------------------------------------------
  Common Stock, $1.00 par
   value, of the
   Company(8).............
-------------------------------------------------------------
  Trust Preferred
   Securities of Alcoa
   Trust I(9).............
-------------------------------------------------------------
  Guarantee of Preferred
   Securities of Alcoa
   Trust I by the
   Company(10)............
----------------------------------------------------------------------------------------------------
  Total...................      $1,050,000,000(11)        100%       $1,050,000,000(11) $309,750(3)

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                                                       (footnotes on next page)
  PURSUANT TO RULE 429 UNDER THE SECURITIES ACT, THE PROSPECTUS INCLUDED IN
THIS REGISTRATION STATEMENT ALSO RELATES TO $150,000,000 OF SECURITIES PREVIOUSLY REGISTERED UNDER THE COMPANY'S REGISTRATION STATEMENT ON FORM S-3 (NO. 33-60045), AND $300,000,000 OF SECURITIES PREVIOUSLY REGISTERED UNDER THE COMPANY'S REGISTRATION STATEMENT ON FORM S-3 (NO. 33-64353). THIS REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO THE COMPANY'S REGISTRATION STATEMENT ON FORM S-3 (NO. 33-64353) AND POST-EFFECTIVE AMENDMENT NO. 2 TO THE COMPANY'S REGISTRATION STATEMENT ON FORM S-3 (NO. 33-60045).
                                --------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

(footnotes from previous page)
--------
 (1) The proposed maximum offering price per unit will be determined from time to time by the Registrants in connection with the issuance by the Registrants of the securities registered hereunder.
 (2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.
 (3) The amount of securities eligible to be sold under prior registration statements to be carried forward to this Registration Statement is $450,000,000. The amount of the filing fee associated with such securities that was previously paid with the prior registration statements was $155,172.42.
 (4) Not applicable pursuant to General Instruction II.D. of Form S-3.
 (5) Subject to note (11) below, there is being registered hereunder an indeterminate principal amount of Debt Securities of the Company as may be sold from time to time. If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $1,500,000,000.
 (6) Subject to note (11) below, there is being registered hereunder an indeterminate number of Warrants to be issued from time to time.
 (7) Subject to note (11) below, there is being registered hereunder an indeterminate number of shares of Class B Serial Preferred Stock of the Company as may be sold, from time to time.
 (8) Subject to note (11) below, there is being registered hereunder an indeterminate number of shares of Common Stock of the Company as shall be issuable upon conversion of Debt Securities or Class B Serial Preferred Stock of the Company or Trust Preferred Securities of Alcoa Trust I being registered hereunder, to the extent any of such securities are by their terms convertible into or exchangeable for Common Stock, plus such additional shares as may be issued pursuant to anti-dilution adjustments.
 (9) Subject to note (11) below, there is being registered hereunder an indeterminate amount and number of Trust Preferred Securities of Alcoa Trust I (the "Trust Preferred Securities") as may be sold from time to time.
(10) No separate consideration will be received for the Guarantee of the Trust Preferred Securities (the "Guarantee"). The Guarantee includes the rights of holders of Trust Preferred Securities under the Guarantee and certain back-up undertakings, as described in the Registration Statement.
(11) In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $1,500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The aggregate amount of Common Stock of the Company registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS SHALL NOT CONSTITUTE AN OFFER + +TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF + +THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD + +BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS +
+OF ANY SUCH STATE.                                                            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION DATED JULY 17, 1998

                        $1,500,000,000
              ALUMINUM COMPANY OF AMERICA
LOGO                    DEBT SECURITIES,
            WARRANTS TO PURCHASE SENIOR DEBT SECURITIES,
                PREFERRED STOCK AND COMMON STOCK
                        ALCOA TRUST I
         TRUST PREFERRED SECURITIES FULLY AND UNCONDITIONALLY
           GUARANTEED BY ALUMINUM COMPANY OF AMERICA

                                  ----------

  Aluminum Company of America, a Pennsylvania corporation (the "Company" or "Alcoa"), may issue from time to time, together or separately up to an aggregate initial offering price of $1,500,000,000 of its (i) unsecured senior debt securities (the "Senior Debt Securities"), (ii) unsecured subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), (iii) warrants to purchase Senior Debt Securities (the "Warrants"), (iv) Class B Serial Preferred Stock (the "Preferred Stock" or "Class B Stock") in one or more series, and (v) shares of common stock, $1.00 par value, of the Company (the "Common Stock") issuable only upon conversion of securities which are, pursuant to the terms thereof, convertible into shares of Common Stock. The Debt Securities, Preferred Stock and Warrants may be offered independently or together in any combination for sale directly to purchasers or through dealers, underwriters or agents designated and in amounts, at prices and on terms to be determined by market conditions at the time of the offering. The Debt Securities, Warrants, Preferred Stock and Common Stock are referred to herein collectively as the "Company Securities."

  Alcoa Trust I (the "Alcoa Trust"), a statutory business trust formed under Delaware law, may offer, from time to time, preferred securities (the "Trust Preferred Securities") with the payment of dividends and payments on liquidation or redemption of the Trust Preferred Securities issued by the Alcoa Trust guaranteed on a subordinated basis by the Company (the "Trust Guarantee") to the extent described herein and in an accompanying prospectus supplement (the "Prospectus Supplement"). The Company will be the owner of the trust interests represented by common securities (the "Trust Common Securities") to be issued by the Alcoa Trust. Unless indicated otherwise in a Prospectus Supplement, the Alcoa Trust exists for the sole purpose of issuing its trust interests and investing the proceeds thereof in Subordinated Debt Securities. The Company Securities and the Trust Preferred Securities are referred to herein collectively as the "Offered Securities."

  The Offered Securities may be issued in one or more series or issuances and will be limited to $1,500,000,000 in aggregate public offering price (or its equivalent, based on the applicable exchange rate, to the extent Debt Securities are issued for one or more foreign currencies or currency units). The Offered Securities may be sold for U.S. dollars, or any foreign currency or currencies or currency units, and the principal of, any premium on, and any interest on, the Debt Securities may be payable in U.S. dollars, or any foreign currency or currencies or currency units.

  The Offered Securities may be offered separately or as units with other Offered Securities, in separate series in amounts, at prices and on terms to be determined at or prior to the time of sale.

  The specific terms of the Offered Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement, including, where applicable, (i) in the case of Debt Securities, the specific designation, aggregate principal amount, authorized denomination, initial offering price, maturity (which may be fixed or extendible), premium (if any), interest rate (which may be fixed or floating), time of and method of calculating the payment of interest, if any, the currency in which principal, premium, if any, and interest, if any, are payable, any redemption, conversion or sinking fund terms and other specific terms; (ii) in the case of the Warrants, a description of the Debt Securities for which each Warrant is exercisable and the offering price, if any, the exercise price, duration and any other specific terms not set forth herein of the Warrants; (iii) in the case of the Preferred Stock, the specific title, number of shares, rate (or method of calculation) and time of payments of dividend, liquidation amounts, any conversion or exchange provisions and any other specific terms of the Preferred Stock; (iv) in the case of Trust Preferred Securities, the designation, number of shares, liquidation amount per share, initial public offering price, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provisions and any conversion or exchange provisions; and (v) in the case of all Offered Securities, whether such Offered Securities will be offered separately or as a unit with other Offered Securities. The Prospectus Supplement will also contain information, where applicable, about certain United States Federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by the Prospectus Supplement.

                                  ----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND  EXCHANGE COMMISSION OR ANY  STATE SECURITIES COMMISSION
      PASSED UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  The Offered Securities will be sold directly, through agents, dealers or underwriters as designated from time to time, or through a combination of such methods. If any agents of the Company or the Alcoa Trust or any dealers or underwriters are involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable agent's commission, dealer's purchase price or underwriter's discount will be set forth in or may be calculated from the Prospectus Supplement. The net proceeds to the Company or the Alcoa Trust from such sale will be the purchase price less such commission in the case of an agent, the purchase price in the case of a dealer, or the public offering price less such discount in the case of an underwriter and less, in each case, other attributable expenses. See "Plan of Distribution."

  This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

                   THE DATE OF THIS PROSPECTUS IS       ,   .

                             AVAILABLE INFORMATION

  The Company and the Alcoa Trust have filed with the Securities and Exchange Commission (the "Commission") a joint registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company, the Alcoa Trust and the securities offered hereby, reference is made to the Registration Statement and to the exhibits thereto. Any statements made in this Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

  Alcoa is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission. The Registration Statement, the exhibits forming a part thereof and the reports and other information filed by the Company with the Commission may be inspected and copies may be obtained at the principal office of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, and at the following regional offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the Internet at (http://www.sec.gov.). Reports and other information concerning Alcoa can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  No separate financial statements of the Alcoa Trust have been included or incorporated by reference herein. Neither the Alcoa Trust nor the Company considers such financial statements material to holders of Trust Preferred Securities because (i) all of the voting securities of the Alcoa Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Alcoa Trust has no independent operations but rather exists for the purpose of issuing securities representing undivided beneficial interests in the assets of the Alcoa Trust and investing the proceeds thereof in Subordinated Debt Securities, and (iii) the obligations of the Alcoa Trust under the Trust Preferred Securities are fully and unconditionally guaranteed on a subordinated basis by the Company to the extent set forth herein. See "The Alcoa Trust" and "Description of Trust Preferred Securities and Trust Guarantee--Trust Guarantee."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  Alcoa has filed with the Commission, pursuant to the Exchange Act, an Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed on March 11, 1998, as amended by Amendment No. 1 on Form 10-K/A, filed on June 26, 1998 (the "Alcoa 1997 Form 10-K"), a Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, and a Current Report on Form 8-K, dated June 10, 1998, each of which is hereby incorporated in and made a part of this Prospectus. Statements contained in any such documents as to the contents of any contract or other document referred to therein are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed with the Commission, each such statement being qualified in all respects by such reference.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein or contained in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent any statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. This Prospectus does not contain all the information set forth in the Registration Statement of which this Prospectus forms a part which the Company has filed with the Commission and to which reference is hereby made.

  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS WHICH ARE INCORPORATED HEREIN BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO ALUMINUM COMPANY OF AMERICA, 425 SIXTH AVENUE, PITTSBURGH, PENNSYLVANIA 15219-1850, ATTENTION: TREASURER (TELEPHONE:
(412) 553-4545). (EFFECTIVE AUGUST 14, 1998, THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY WILL BE LOCATED AT 201 ISABELLA STREET, PITTSBURGH, PENNSYLVANIA 15212-5858.)

                                  THE COMPANY

  The Company is the world's leading producer of aluminum and alumina and a major participant in all segments of the industry: mining, refining, smelting, fabricating and recycling. The Company serves customers worldwide in the packaging, automotive, aerospace, construction and other markets with a great variety of fabricated and finished products. Its operations consist of the three segments described below.

  The alumina and chemicals segment includes the production and sale of bauxite, alumina chemicals and related transportation services. The aluminum processing segment comprises the production and sale of molten metal, ingot and aluminum products that are flat-rolled, engineered or finished. Also included are power, transportation and other services. The non-aluminum products segment includes the production and sale of electrical, plastic and composite materials products, manufacturing equipment, gold, magnesium products and steel and titanium forgings.

  Alcoa is organized into 21 independently-managed business units and has over 180 operating locations in 28 countries, serving a broad range of markets in developing and industrialized economies. The principal executive offices of the Company are located at 425 Sixth Avenue, Alcoa Building, Pittsburgh, Pennsylvania 15219-1850 (Telephone: (412) 553-4545). (Effective August 14, 1998, the principal executive offices of the Company will be located at 201 Isabella Street, Pittsburgh, Pennsylvania 15212-5858.)

RATIOS OF EARNINGS TO FIXED CHARGES

  The ratios of the Company's earnings to fixed charges for the years ended December 31, 1993 through 1997 are 2.22, 6.47, 10.45, 7.25 and 9.44. The ratio of the Company's earnings to fixed charges for the three month period ended March 31, 1998 is 9.10. The ratios include all earnings, before extraordinary items and the cumulative effects of accounting changes, and fixed charges of the Company and its majority owned subsidiaries plus the Company's proportionate share of earnings of 50% owned entities. Earnings have been calculated by adding to net income the provision for taxes on income, amortization of capitalized interest, interest expense and an amount representative of the interest factor in rentals, and have been decreased by the undistributed earnings of entities less than 50% owned, preferred stock dividend requirements of majority owned subsidiaries and the minority interest share in the losses of majority owned subsidiaries without fixed charges of the Company. Fixed charges consist of total interest expense, amortization of debt expense, an amount representative of the interest factor in rentals, capitalized interest and preferred stock dividend requirements of majority owned subsidiaries.

                                 ALCOA TRUST I

  Alcoa Trust I (the "Alcoa Trust") is a statutory business trust formed under Delaware law pursuant to (i) a Declaration of Trust (a "Declaration") executed by the Company, as sponsor for the Alcoa Trust, and the Trustees (as defined herein) of the Alcoa Trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Unless an accompanying Prospectus Supplement provides otherwise, the Alcoa Trust exists for the sole purposes of (i) issuing the Trust Preferred Securities and investing the proceeds thereof in a specific series of Subordinated Debt Securities, (ii) issuing and selling Common Securities to the Company in exchange for cash and investing the proceeds thereof in additional Subordinated Debt Securities, and (iii) engaging in such other activities as are necessary, convenient or incidental thereto. The Alcoa Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Alcoa Trust not to be classified for United States federal income tax purposes as a grantor trust. All of the Trust Common Securities will be owned by the Company. The Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities, except that upon the occurrence and continuance of an event of default under the Declaration, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. The Company will acquire Trust Common Securities having an aggregate liquidation amount equal to a minimum of 3% of the total capital of the Alcoa Trust. The Alcoa Trust will have a term of [40] years, but may terminate earlier as provided in the Declaration. The Alcoa Trust's business and affairs will be conducted by the Trustees. The holder of the Trust Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Trustees of the Alcoa Trust. The duties and obligations of the Trustees shall be governed by the Declaration of the Alcoa Trust. At least one of the Trustees of the Alcoa Trust will be a person who is an employee or officer of or who is affiliated with the Company (a "Regular Trustee"). One Trustee of the Alcoa Trust will be a financial institution that is not affiliated with the Company, which shall act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Trustee of the Alcoa Trust will be a legal entity having a principal place of business in, or an individual resident of, the State of Delaware (the "Delaware Trustee" and, together with the Regular Trustee and the Property Trustee, the "Trustees"). The Company will pay all fees and expenses related to the Alcoa Trust and the offering of the Trust Preferred Securities. Unless otherwise set forth in the Prospectus Supplement, the Property Trustee will be The Chase Manhattan Bank, and the Delaware Trustee will be Chase Manhattan Bank Delaware. The office of the Delaware Trustee in the State of Delaware is 1201 Market Street, Wilmington, Delaware 19801. The principal place of business of the Alcoa Trust is c/o Aluminum Company of America, 425 Sixth Avenue, Alcoa Building, Pittsburgh, Pennsylvania 15219-1850. Telephone: (412) 553-4545. (Effective August 14, 1998, the principal executive offices of the Company will be located at 201 Isabella Street, Pittsburgh, Pennsylvania 15212-5858.)

                                USE OF PROCEEDS

  Unless otherwise specified in the Prospectus Supplement, the net proceeds from the sale of the Company Securities offered hereby will be used for general corporate purposes, including repayment of borrowings, working capital, capital expenditures, stock repurchase programs and acquisitions, including borrowings under the Company's commercial paper program. Unless otherwise specified in the Prospectus Supplement, the Alcoa Trust will use all proceeds received from the sale of Trust Preferred Securities to purchase Subordinated Debt Securities of the Company. Additional information on the use of net proceeds from the sale of the Offered Securities offered hereby may be set forth in the Prospectus Supplement relating to such Offered Securities.

                     DESCRIPTION OF SENIOR DEBT SECURITIES

  The following description of the terms of the Senior Debt Securities summarizes certain general terms and provisions of the Senior Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Senior Debt Securities and the extent, if any, to which such general provisions may apply to any series of Senior Debt Securities will be described in the Prospectus Supplement relating to such series.

  Senior Debt Securities may be issued, from time to time, in one or more series under an Indenture, dated as of September 30, 1993 (the "Senior Indenture"), between the Company and PNC Bank, National Association, as trustee, or such other trustee as shall be named in a Prospectus Supplement (the "Senior Trustee"). The Senior Indenture is filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The following statements are subject to the detailed provisions of the Senior Indenture. Wherever any particular provisions of the Senior Indenture or terms defined therein are referred to, such provisions and terms are incorporated by reference as a part of the statements made herein and such statements are qualified in their entirety by such references, including the definitions therein of certain terms. References to particular sections of the Senior Indenture are noted below. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Senior Indenture.

GENERAL

  The Senior Indenture does not limit the aggregate amount of Senior Debt Securities which may be issued thereunder and Senior Debt Securities may be issued thereunder from time to time in separate series up to the aggregate amount from time to time authorized by the Company for each series. The Senior Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

  The applicable Prospectus Supplement relating to the Senior Debt Securities will describe the following terms of the Senior Debt Securities: (1) the title of the Senior Debt Securities; (2) any limit on the aggregate principal amount of the Senior Debt Securities; (3) whether the Senior Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, whether any of the Senior Debt Securities are to be issuable initially in temporary global form and whether any of the Senior Debt Securities are to be issuable in permanent global form; (4) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Senior Debt Securities will be issued; (5) the date or dates on which the Senior Debt Securities will mature; (6) the rate or rates per annum at which the Senior Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date from which any such interest will accrue; (7) the Interest Payment Dates on which any such interest on the Senior Debt Securities will be payable, the Regular Record Date for any interest payable on any Senior Debt Securities which are Registered Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a temporary global Senior Debt Security on an Interest Payment Date will be paid if other than in the manner described under "-- Temporary Global Securities" below; (8) the person to whom any interest on any Registered Security of the series will be payable if other than the person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest as described under "--Payment and Paying Agents" below, and the manner in which any interest on any Bearer Security will be paid if other than in the manner described under "--Payment and Paying Agents" below; (9) any mandatory or optional sinking fund or analogous provisions; (10) each office or agency where, subject to the terms of the Senior Indenture as described below under "--Payment and Paying Agents," the principal of and any premium and interest on the Senior Debt Securities will be payable and each office or agency where, subject to the terms of the Senior Indenture as described below under "--Form, Exchange, Registration and Transfer," the Senior Debt Securities may be presented for registration of transfer or exchange; (11) the date, if any, after which and the price or prices at which the Senior Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption provisions; (12) the denominations in which any Senior Debt Securities which are Registered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Senior Debt Securities which are Bearer Securities will be issuable, if other than the denomination of $5,000;
(13) the currency, currencies or currency units of payment of principal of and any premium and interest on the Senior Debt Securities and the manner of determining the U.S. dollar equivalent thereof for purposes of determining Outstanding Senior Debt Securities of such series; (14) any index used to determine the amount of payments of principal of and any premium and interest on the Senior Debt Securities; (15) the portion of the principal amount of the Senior Debt Securities if other than the principal amount thereof, payable upon acceleration of maturity thereof; (16) if other than the Senior Trustee, the Person who shall be the Security Registrar of Senior Debt Securities; (17) if applicable, that the Senior Debt Securities shall be subject to defeasance or covenant defeasance as described under "--Defeasance and Covenant Defeasance;" (18) the terms and conditions, if any, pursuant to which the Senior Debt Securities of the series are convertible into or exchangeable for Common Stock of the Company; (19) if and as applicable, that the Senior Debt Securities of the series shall be issuable in whole or in part in the form of one or more Book-Entry Securities and, in such case, the Depository or Depositories for such Book-Entry Debt Security or Book-Entry Securities and any circumstances other than those set forth in the Senior Indenture in which any such Book-Entry Security may be transferred to, and registered and exchanged for Senior Debt Securities registered in the name of, a Person other than the Depository for such Book-Entry Security or a nominee thereof and in which any such transfer may be registered; and (20) any other terms of the Senior Debt Securities not inconsistent with the provisions of the Senior Indenture. (Section 301) Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Senior Debt Securities.

  Senior Debt Securities may be issued at a substantial discount below their stated principal amount. Certain United States Federal income tax considerations applicable to Senior Debt Securities issued at discount and to Senior Debt Securities which are denominated in a currency other than United States dollars will be described in the Prospectus Supplement relating thereto.

  Senior Debt Securities may also be issued under the Senior Indenture upon the exercise of Warrants issued by the Company. See "Description of Warrants." United States Federal income tax consequences applicable to any Warrants will be set forth in the Prospectus Supplement relating thereto.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

  Senior Debt Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise indicated in an applicable Prospectus Supplement, definitive Bearer Securities will have interest coupons attached. (Section 201) The Senior Indenture also will provide that Senior Debt Securities of a series may be issuable in temporary and permanent global form. (Section 201) See "Permanent Global Securities."

  In connection with its sale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), no Bearer Security (including a Senior Debt Security in permanent global form) shall be mailed or otherwise delivered to any location in the United States or its possessions. No Bearer Security other than a temporary global Bearer Security may be delivered, nor may interest be paid on any Bearer Security unless the Person entitled to receive such Bearer Security or such interest furnishes written certification, in the form required by the Senior Indenture, to the effect that such person (i) is not a United States person, (ii) is a foreign branch of a United States financial institution purchasing for its own account or for resale, or is a United States person who acquired the Senior Debt Security through such a financial institution and who holds the Senior Debt Security through such financial institution on the date of certification, provided in either case that such financial institution provides a certificate to the Company or the distributor selling the Senior Debt Security to it stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended (the "Code"), and the United States Treasury Regulations thereunder, or (iii) is a financial institution holding for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)). A financial institution described in clause (iii) of the preceding sentence (whether or not also described in clause (i) or (ii)) must certify that it has not acquired the Senior Debt Security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. In the case of a Bearer Security in permanent global form, such certification must be given in connection with notation of a beneficial owner's interest therein. (Section 303) See "--Temporary Global Securities."

  Registered Securities of any series will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if Senior Debt Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder upon request confirmed in writing, and subject to the terms of the Senior Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the Senior Indenture. Bearer Securities will not be issued in exchange for Registered Securities. (Section 305) Each Bearer Security other than a temporary global Bearer Security will bear a legend substantially to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

  Senior Debt Securities may be presented for exchange as provided above, and Registered Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed, if so required by the Company or the Senior Trustee or any transfer agent), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Senior Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Senior Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. (Section
305) If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Senior Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Senior Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Senior Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Senior Debt Securities. (Section 1002)

  In the event of any redemption in part, the Company shall not be required to
(i) issue, register the transfer of or exchange Senior Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Senior Debt Securities of that series to be redeemed and ending at the close of business on (A) if Senior Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Senior Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Senior Debt Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 305)

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time by check or by transfer, at the option of the Holder, to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender outside the United States, to the Paying Agent, of the coupon relating to such Interest Payment Date. (Section 1001) No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, the City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Registered Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company, payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any instalment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

  Unless otherwise indicated in an applicable Prospectus Supplement, the Corporate Trust Office of the Senior Trustee in Pittsburgh, Pennsylvania, will be designated as a Paying Agent for the Company for payments with respect to Senior Debt Securities which are issuable solely as Registered Securities and the Company will maintain a Paying Agent outside of the United States for payments with respect to Senior Debt Securities (subject to the limitations described above in the case of Bearer Securities) which are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Senior Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Senior Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if

Senior Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, the City of New York for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and
(ii) a Paying Agent in a Place of Payment located outside the United States where Senior Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Senior Debt Securities of such series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for the Senior Debt Securities of such series. (Section 1002)

  All moneys paid by the Company to a Paying Agent for the payment of principal of and any premium or interest on any Senior Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the Holder of such Senior Debt Security or any coupon will thereafter look only to the Company for payment thereof. (Section 1003)

BOOK-ENTRY SECURITIES

  The Senior Debt Securities of a series may be issued in the form of one or more Registered Securities that will be registered in the name of the Depository or its nominee and bearing a legend as specified in the Senior Indenture ("Book-Entry Security"). Unless otherwise indicated in the applicable Prospectus Supplement, a Book-Entry Security may not be registered for transfer or exchange to any Person other than the Depository or its nominee unless (i) the Depository notifies the Company that it is unwilling to continue as Depository or ceases to be a clearing agency registered under the Exchange Act, (ii) the Company executes and delivers to the Senior Trustee a Company Order that such Book-Entry Security shall be so exchangeable and the transfer thereof so registrable, or (iii) there shall have occurred and be continuing an Event of Default, or an event which after notice or lapse of time, or both, would be an Event of Default, with respect to the Senior Debt Securities evidenced by such Book-Entry Security. Upon the occurrence in respect of any Book-Entry Security of any series of any one or more of the conditions specified in clauses (i), (ii) or (iii) of the preceding sentence or such other conditions as may be specified as contemplated by the Indentures for such series, such Book-Entry Security may be exchanged for Senior Debt Securities of such series registered in the names of, and the transfer of such Book-Entry Security may be registered to, such Persons (including Persons other than the Depository with respect to such series and its nominees) as such Depository shall direct.

  The specific terms of the depositary arrangement with respect to any portion of a series of Registered Book-Entry Securities to be represented by a Book-Entry Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.

  Unless otherwise specified in the applicable Prospectus Supplement, Senior Debt Securities which are to be represented by a Book-Entry Security to be deposited with or on behalf of a Depository will be represented by a Book-Entry Security registered in the name of such Depository or its nominee. Upon the issuance of such Book-Entry Security, and the deposit of such Book-Entry Security with or on behalf of the Depository for such Book-Entry Security, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the Senior Debt Securities represented by such Book-Entry Security to the accounts of institutions that have accounts with such Depository or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Senior Debt Securities or by the Company if such Senior Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Book-Entry Security will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests by participants in such Book-Entry Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for such Book-Entry Security. Ownership of beneficial interests in such Book-Entry Security by Persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Book-Entry Securities.

  So long as the Depository for a Book-Entry Security, or its nominee, is the registered owner of such Book-Entry Security, such Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the Senior Debt Securities represented by such Book-Entry Security for all purposes under the Senior Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Book-Entry Security will not be entitled to have Senior Debt Securities of the series represented by such Book-Entry Security registered in their names, will not receive or be entitled to receive physical delivery of Senior Debt Securities of such series in certificated form and will not be considered the Holders thereof for any purposes under the Senior Indenture. (Sections 204 and 305) Accordingly, each Person owning a beneficial interest in such Book-Entry Security must rely on the procedures of the Depository and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Senior Indenture provides that the Depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Senior Indenture. (Section 104) The Company understands that under existing industry practices, if the Company requests any action of Holders, or an owner of a beneficial interest in such Book-Entry Security desires to give any notice or take any action a Holder is entitled to give or take under the Senior Indenture, the Depository would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

TEMPORARY GLOBAL SECURITIES

  If so specified in an applicable Prospectus Supplement, all or any portion of the Senior Debt Securities of a series which are issuable as Bearer Securities will initially be represented by one or more temporary global Senior Debt Securities, without interest coupons, to be deposited with a common depositary in London for the Euroclear System ("Euroclear") and CEDEL S.A. ("CEDEL") for credit to the designated accounts. On and after the date determined as provided in any such temporary global Senior Debt Security and described in an applicable Prospectus Supplement, each such temporary global Senior Debt Security will be exchanged for an interest in a permanent global Bearer Security as specified in an applicable Prospectus Supplement, but, unless otherwise specified in an applicable Prospectus Supplement, only upon receipt of written certification from Euroclear or CEDEL, as the case may be, in the form and to the effect required by the Senior Indenture (a "Depository Tax Certification") and upon receipt of written certification by Euroclear or CEDEL from the person entitled to receive such Senior Debt Securities in the form and to the effect described under "--Form, Exchange, Registration and Transfer." No definitive Bearer Security (including a Senior Debt Security in permanent global form that is either a Bearer Security or exchangeable for Bearer Securities) delivered in exchange for a portion of a temporary or permanent global Senior Debt Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 304)

  Unless otherwise specified in an applicable Prospectus Supplement, interest in respect of any portion of a temporary global Senior Debt Security payable in respect of an Interest Payment Date occurring prior to the issuance of securities in permanent global form will be paid to each of Euroclear and CEDEL with respect to the portion of the temporary global Senior Debt Security held for its account following the receipt by the Company or its agent of a Depository Tax Certification. Each of Euroclear and CEDEL will undertake in such circumstances to credit such interest received by it in respect of a temporary global Senior Debt Security to the respective accounts for which it holds such temporary global Senior Debt Security only upon receipt in each case of certification in the form and to the effect described under "--Form, Exchange, Registration and Transfer" with respect to the portion of such temporary global Senior Debt Security on which such interest is to be so credited. Receipt of the certification described in the preceding sentence by Euroclear or CEDEL, as the case may be, shall constitute irrevocable instructions to Euroclear or CEDEL to exchange such portion of the temporary global Senior Debt Security with respect to which such certification was received for an interest in a permanent global Senior Debt Security.

PERMANENT GLOBAL SECURITIES

  If any Senior Debt Securities of a series are issuable in permanent global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global Senior Debt Security may exchange such interests for Senior Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. No Bearer Security delivered in exchange for a portion of a permanent global Senior Debt Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 305) A Person having a beneficial interest in a permanent global Senior Debt Security will, except with respect to payment of principal of and any premium and interest on such permanent global Senior Debt Security, be treated as a Holder of such principal amount of Outstanding Senior Debt Securities represented by such permanent global Senior Debt Security as shall be specified in a written statement of the Holder of such permanent global Senior Debt Security or, in the case of a permanent global Senior Debt Security in bearer form, of the operator of Euroclear or CEDEL which is produced to the Senior Trustee by such Person. (Section 203) Principal of and any premium and interest on a permanent global Senior Debt Security will be payable in the manner described in the applicable Prospectus Supplement.

CERTAIN LIMITATIONS

  The Senior Indenture contains the covenants and limitations summarized below, which will be applicable (unless waived or amended) so long as any of the Senior Debt Securities are outstanding, unless stated otherwise in the Prospectus Supplement.

  Liens. The Company covenants in the Senior Indenture that it will not create, incur, assume or guarantee, and will not permit any Restricted Subsidiary to create, incur, assume or guarantee, any indebtedness for borrowed money ("Debt") secured by a mortgage, security interest, pledge, charge or similar encumbrance ("mortgages") upon any Principal Property of the Company or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary without equally and ratably securing the Senior Debt Securities. The foregoing restriction, however, will not apply to (a) mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary; (b) mortgages on property existing at the time of acquisition of such property by the Company or a Restricted Subsidiary or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition or to secure any Debt incurred prior to, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, or mortgages to secure the cost of improvements to such acquired property; (c) mortgages to secure Debt of a Restricted Subsidiary to the Company or another Restricted Subsidiary; (d) mortgages existing at the date of the Senior Indenture; (e) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; (f) certain mortgages in favor of governmental entities; or (g) extensions, renewals or replacements of any mortgage referred to in the foregoing clauses
(a) through (f). (Section 1009)

  Notwithstanding the restrictions outlined in the preceding paragraph, the Company or any Restricted Subsidiary will be permitted to create, incur, assume or guarantee any Debt secured by a mortgage without equally and ratably securing the Senior Debt Securities, provided that after giving effect thereto, the aggregate amount of all debt so secured by mortgages (not including mortgages permitted under clauses (a) through (g) above) does not exceed 10% of Consolidated Net Tangible Assets. (Section 1009)

  Sale and Leaseback Arrangements. The Company covenants that it will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person that provides for the leasing to the Company or any Restricted Subsidiary of Principal Property (other than any such transaction involving a lease for a term of not more than three years or any such transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries) which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person, unless either (a) the Company or such Restricted Subsidiary would be entitled to create, incur, assume or guarantee Debt secured by a mortgage on such Principal Property at least equal in amount to the Attributable Debt with respect to such arrangement, without equally and ratably securing the Senior Debt Securities, pursuant to the limitation in the Senior Indenture on liens, or (b) the Company shall apply an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such arrangement to the retirement of Debt that matures more than twelve months after the creation of such Debt. (Section 1010)

  Highly leveraged transactions. The Senior Indenture does not contain provisions which would afford protection to the Holders of the Senior Debt Securities in the event of a highly leveraged transaction involving the Company.

CERTAIN DEFINITIONS

  The term "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  The term "Attributable Debt" when used in connection with a sale and leaseback transaction referred to above shall mean, at the time of determination, the lesser of (a) the fair value of such property (as determined by the Board of Directors of the Company) or (b) the present value (discounted at the annual rate of 9%, compounded semi-annually) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended).

  The term "Bearer Security" means any Senior Debt Security established pursuant to the Senior Indenture which is payable to bearer.

  The term "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

  The term "Book-Entry Security" means a Registered Security bearing the legend specified in Section 204 of the Senior Indenture, evidencing all or part of a series of Senior Debt Securities, issued to the Depository for such series or its nominee, and registered in the name of such Depository or nominee. Book-Entry Securities shall not be deemed to be securities in global form for purposes of Sections 201 and 203 and Article Three of the Senior Indenture.

  The term "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary of involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 1511 of the Senior Indenture, shares issuable on conversion of Senior Debt Securities shall include only shares of the class designated as Common Stock of the Company at the date of this instrument or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of each such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

  The term "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board of Directors, its Vice Chairman of the Board of Directors, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Senior Trustee.

  The term "Corporate Trust Office" means the principal office of the Senior Trustee in Pittsburgh, Pennsylvania, at which at any particular time its corporate trust business shall be administered.

  The term "Consolidated Net Tangible Assets" shall mean, as of any particular time, the aggregate amount of assets (less applicable reserves and other properly deductible items) adjusted for inventories on the basis of cost (before application of the "last-in first-out" method of determining cost) or current market value, whichever is lower, and deducting therefrom (a) all current liabilities except for (1) notes and loans payable, (2) current maturities of long-term debt and (3) current maturities of obligations under capital leases and (b) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expenses (to the extent included in said aggregate amount of assets) and other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

  The term "Defaulted Interest" shall mean any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for on any Interest Payment Date.

  The term "Depository" means, with respect to the Senior Debt Securities of any series issuable or issued in whole or in part in the form of one or more Book-Entry Securities, the clearing agency registered under the Exchange Act specified for that purpose as contemplated by Section 301 of the Senior Indenture.

  The term "Exchange Act" means the Securities Exchange Act of 1934, each as amended from time to time, and any statute successor thereto.

  The term "Holder," when used with respect to any Senior Debt Security, means in the case of a Registered Security the Person in whose name the Senior Debt Security is registered in the Security Register and in the case of a Bearer Security the bearer thereof and, when used with respect to any coupon, means the bearer thereof.

  The term "Indenture" means the Senior Indenture, as such indenture was originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, including, for all purposes of that instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the indenture, and any such supplemental indenture, respectively. The term "Indenture" shall also include the terms of particular series of Senior Debt Securities established as contemplated by Section 301 therein.

  The term "Interest Payment Date," when used with respect to any Senior Debt Security, means the Stated Maturity of an installment of interest on such Senior Debt Security.

  The term "Maturity," when used with respect to any Senior Debt Security, means the date on which the principal of such Senior Debt Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

  The term "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company and shall be acceptable to the Senior Trustee.

  The term "Original Issue Discount Security" means any Senior Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Senior Indenture.

  The term "Outstanding," when used with respect to Senior Debt Securities, means, as of the date of determination, all Senior Debt Securities theretofore authenticated and delivered under the Senior Indenture, except:

    (1) Senior Debt Securities theretofore canceled by the Senior Trustee or delivered to the Senior Trustee for cancellation;

    (2) Senior Debt Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Senior Trustee or any Paying Agent in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Senior Debt Securities and any coupons appertaining thereto; provided that, if such Senior Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to the Senior Indenture or provision therefor satisfactory to the Senior Trustee has been made;

    (3) Senior Debt Securities as to which Defeasance has been effected pursuant to Section 1302 of the Senior Indenture (See also "--Defeasance and Covenant Defeasance" section herein); and

    (4) Senior Debt Securities which have been paid pursuant to Section 306 of the Senior Indenture or in exchange for or in lieu of which other Senior Debt Securities have been authenticated and delivered pursuant to the Senior Indenture, other than any such Senior Debt Securities in respect of which there shall have been presented to the Senior Trustee proof satisfactory to it that such Senior Debt Securities are held by a bona fide purchaser in whose hands such Senior Debt Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Senior Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether a quorum is present at a meeting of Holders of Senior Debt Securities (A) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof to such date pursuant to Section 502 of the Senior Indenture, (B) the principal amount of a Senior Debt Security denominated in one or more foreign currencies or currency units shall be the Dollar equivalent, determined in the manner provided as contemplated by
  Section 301 of the Senior Indenture on the date of original issuance of such Senior Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent on the date of original issuance of such Senior Debt Security of the amount determined as provided in Clause (A) above), of such Senior Debt Security, and (C) Senior Debt Securities owned by the Company or any other obligor upon the Senior Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Senior Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, or upon any such determination as to the presence of a quorum, only Senior Debt Securities which the Senior Trustee knows to be so owned shall be so disregarded. Senior Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Senior Trustee the pledgee's right so to act with respect to such Senior Debt Securities and that the pledgee is not the Company or any other obligor upon the Senior Debt Securities or any Affiliate of the Company or of such other obligor.

  The term "Paying Agent" means any Person authorized by the Company to pay the principal of or any premium or interest on any Senior Debt Securities on behalf of the Company.

  The term "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

  The term "Place of Payment," when used with respect to the Senior Debt Securities of any series, means the place or places where, subject to the provisions of Section 1002 of the Senior Indenture, the principal of and any premium and interest on the Senior Debt Securities of that series are payable as specified as contemplated by Section 301 of the Senior Indenture.

  The term "Principal Property" shall mean any manufacturing plant or manufacturing facility which is (i) owned by the Company or any Restricted Subsidiary and (ii) located within the continental United States of America, except any such plant which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Company and the Restricted Subsidiaries taken as a whole.

  The term "Redemption Date," when used with respect to any Senior Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to the Senior Indenture.

  The term "Registered Security" means any Senior Debt Security established pursuant to the Senior Indenture which is registered in the Security Register.

  The term "Regular Record Date" for the interest payable on any Interest Payment Date on the Registered Securities of any series means the date specified for that purpose as contemplated by Section 301 of the Senior Indenture.

  The term "Restricted Subsidiary" shall mean any Subsidiary substantially all the property of which is located within the continental United States; provided, however, that the term "Restricted Subsidiary" shall not include any Subsidiary which is principally engaged in leasing or in financing receivables, or which is principally engaged in financing the Company's operations outside the continental United States, or which principally serves as a partner in a partnership.

  The term "Security Register" and "Security Registrar" shall mean the Person named in the applicable Prospectus Supplement.

  The term "Special Record Date" for the payment of any Defaulted Interest on the Registered Securities of any series means a date fixed by the Senior Trustee pursuant to Section 307 of the Senior Indenture.

  The term "Stated Maturity," when used with respect to any Senior Debt Security or any installment of principal thereof or interest thereon, means the date specified in such Senior Debt Security or a coupon representing such installment of interest as the fixed date on which the principal of such Senior Debt Security or such installment of principal or interest is due and payable.

  The term "Subsidiary" shall mean any corporation of which at least a majority of the outstanding stock having the voting power to elect a majority of the board of directors of such corporation as at the time is owned, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

  The term "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which the Common Stock is not traded on the New York Stock Exchange, Inc. ("NYSE") or, if the Common Stock is not traded on the NYSE on the principal exchange or market on which the Common Stock is traded or quoted.

  The term "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which the Senior Indenture was executed, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

  The term "U.S. Government Obligations" shall mean (x) any security that is
(i) a direct obligation of the United States of America for the payment of which full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by or acting as an agent or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any U.S. Government Obligation specified in Clause (x) and held by such custodian for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any such U.S. Government Obligation, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

EVENTS OF DEFAULT

  Unless otherwise provided in the applicable Prospectus Supplement, any one of the following events will constitute an Event of Default under the Senior Indenture with respect to Senior Debt Securities of any series: (a) failure to pay any interest on any Senior Debt Security of that series when due, continued for 30 days; (b) failure to pay principal of or any premium on any Senior Debt Security of that series when due; (c) failure to deposit any sinking fund payment when due in respect of any Senior Debt Security of that series, continued for 30 days; (d) failure to perform any other covenant of the Company in the Senior Indenture (other than a covenant included in the Senior Indenture solely for the benefit of a series of Senior Debt Securities other than that series), continued for 90 days after written notice as provided in the Senior Indenture; (e) default resulting in acceleration of any indebtedness for money borrowed by the Company under the terms of the instrument or instruments under which such indebtedness is issued or secured if such acceleration is not rescinded or annulled within 10 days after written notice as provided in the Senior Indenture (provided that, the resulting Event of Default under the Senior Indenture will be cured or waived if such other default is cured or waived); (f) certain events in bankruptcy, insolvency or reorganization involving the Company; and (g) any other Event of Default provided with respect to Senior Debt Securities of that series. (Section 501)

  If an Event of Default with respect to Senior Debt Securities of any series at the time Outstanding occurs and is continuing, either the Senior Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Senior Debt Securities of that series by notice as provided in the Senior Indenture may declare the principal amount (or, if the Senior Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Senior Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Senior Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Senior Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Senior Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

  The Senior Indenture will provide that, subject to the duty of the Senior Trustee during default to act with the required standard of care, the Senior Trustee will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Senior Trustee reasonable indemnity. (Sections 601 and 603) The Holders of a majority in aggregate principal amount of the Outstanding Senior Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Trustee, or exercising any trust or power conferred on the Senior Trustee, with respect to the Senior Debt Securities of that series. (Section 512)

CONVERSION AND EXCHANGE RIGHTS

  The Senior Debt Securities of any series may be convertible into or exchangeable for Common Stock of the Company on the terms and subject to the conditions set forth in the Prospectus Supplement.

DEFEASANCE AND COVENANT DEFEASANCE

  Unless otherwise indicated in the applicable Prospectus Supplement with respect to the Senior Debt Securities of a series, the Company, at its option,
(i) will be discharged from any and all obligations in respect of the Senior Debt Securities of such series (except for certain obligations to issue temporary Senior Debt Securities pending preparation of definitive Senior Debt Securities, to register the transfer or exchange of Senior Debt Securities of such series, to replace stolen, lost or mutilated Senior Debt Securities of such series, and to maintain paying agents and hold moneys for payment in trust) or (ii) need not comply with the covenants that are set forth under "-- Certain Limitations" and "--Consolidation, Merger and Sale of Assets," and the occurrence of an event described under clause (d) of the "Events of Default" with respect to any defeased covenant and Clauses (e) and (g) of "--Events of Default" shall no longer be an Event of Default if, in each case, the Company irrevocably deposits with the Senior Trustee, in trust, money and/or U.S. Government Obligations that through the scheduled payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any) and any interest on the Senior Debt Securities of such series on the dates such payments are due (which may include one or more redemption dates designated by the Company) in accordance with the terms of the Senior Indenture and such Senior Debt Securities. Such a trust may only be established if, among other things, (a) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the Senior Indenture shall have occurred and be continuing on the date of such deposit, or with regard to any Event of Default or any such event described under clause (f) of "--Events of Default" shall have occurred and be continuing at any time during the period ending on the 91st day following such date of deposit, and (b) the Company shall have delivered an Opinion of Counsel based, in the event of a defeasance of the type described in clause (i) above, upon a ruling from the Internal Revenue Service or a change in applicable Federal income tax law from the date of the Senior Indenture to the effect that the Holders of the Senior Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit or defeasance and will be subject to Federal income tax in the same manner as if such defeasance had not occurred. In the event the Company omits to comply with its remaining obligations under the Senior Indenture after a defeasance of the Senior Indenture with respect to the Senior Debt Securities of any series as described under clause (ii) above and the Senior Debt Securities of such series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and/or U.S. Government Obligations on deposit with the Senior Trustee may be insufficient to pay amounts due on the Senior Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments. (Article Thirteen)

MEETINGS, MODIFICATION AND WAIVER

  Modifications and amendments of the Senior Indenture may be made by the Company and the Senior Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Senior Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any instalment of principal of or interest on any Senior Debt Security, (b) reduce the principal amount of, or premium or interest on, any Senior Debt Security, (c) change any obligation of the Company to pay additional amounts, (d) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (e) change the coin or currency in which any Senior Debt Security or any premium or interest thereon is payable, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security, (g) reduce the percentage in principal amount of Outstanding Senior Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Senior Indenture or for waiver of compliance with certain provisions of such Senior Indenture or for waiver of certain defaults, (h) reduce the requirements contained in such Senior Indenture for quorum or voting, (i) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by such Senior Indenture, or (j) modify any of the above provisions. (Section 902)

  The Holders of at least 66 2/3% of the outstanding Senior Debt Securities of a series may waive compliance by the Company with certain restrictive provisions of the Senior Indenture. (Section 1012) The Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Debt Securities of each series may, on behalf of all Holders of Senior Debt Securities of that series and any coupons appertaining thereto, waive any past default under the Senior Indenture with respect to Senior Debt Securities of that series, except a default (a) in the payment of principal of (or premium if any) or any interest on any Senior Debt Security of such series, and (b) in respect of a covenant or provision of the Senior Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected. (Section 513)

  The Senior Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Senior Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of Holders of Senior Debt Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, (ii) the principal amount of a Senior Debt Security denominated in a foreign currency or currencies shall be the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the principal amount of such Senior Debt Security (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined on the date of original issuance of such Senior Debt Security, of the amount determined as provided in
(i) above), and (iii) Senior Debt Securities owned by the Company or an Affiliate thereof shall not be deemed outstanding. (Section 101)

  The Senior Indenture contains provisions for convening meetings of the Holders of Senior Debt Securities of a series if Senior Debt Securities of that series are issuable as Bearer Securities. (Section 1401) A meeting may be called at any time by the Senior Trustee, and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Senior Debt Securities of such series, in any such case upon notice given in accordance with "--Notices" below. (Section 1402) To be entitled to vote at any meeting of Holders of Senior Debt Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Senior Debt Securities of such series, or (2) a person appointed by an instrument in writing as proxy of a Holder or Holders, including proxies given to beneficial owners of Book-Entry Securities by the Depository, or its nominee. (Section 1403) Except for any consent which must be given by the Holder of each Outstanding Senior Debt Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series; provided, however, that, except for any consent which must be given by the Holder of each Outstanding Senior Debt Security affected thereby, as described above, any resolution with respect to any consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Senior Debt Securities of a series may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of that series; and provided, further, that, except for any consent which must be given by the Holder of each Outstanding Senior Debt Security affected thereby, as described above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of Outstanding Senior Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Senior Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Senior Debt Securities of any series duly held in accordance with the Senior Indenture will be binding on all Holders of Senior Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Senior Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Senior Debt Securities of a series, the persons holding or representing 66 2/3% in principal amount of the Outstanding Senior Debt Securities of such series will constitute a quorum. (Section 1404)

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company, without the consent of the Holders of any of the Outstanding Senior Debt Securities under the Senior Indenture, may consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any Person which is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, or may permit any such Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, provided that any successor Person assumes the Company's obligations on the Senior Debt Securities and under the Senior Indenture, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met. (Section 801)

NOTICES

  Except as otherwise provided in the Senior Indenture, notices to Holders of Bearer Securities will be given by publication at least twice in a daily newspaper in the City of New York and in such other city or cities as may be specified in such Senior Debt Securities and described in the applicable Prospectus Supplement. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Sections 101 and 106)

TITLE

  Title to any Bearer Securities and any coupons appertaining thereto will pass by delivery. The Company, the Senior Trustee and any agent of the Company or the Senior Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Senior Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308)

REPLACEMENT OF SECURITIES AND COUPONS

  Any mutilated Senior Debt Security or a Senior Debt Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such Senior Debt Security to the Security Registrar. Senior Debt Securities or coupons that become destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the Senior Trustee of the Senior Debt Security and coupons or evidence of the destruction, loss or theft thereof satisfactory to the Company and the Senior Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Senior Debt Security in exchange for the Senior Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Senior Debt Security or coupon, an indemnity satisfactory to the Senior Trustee and the Company may be required at the expense of the Holder of such Senior Debt Security or coupon before a replacement Senior Debt Security will be issued. (Section 306)

GOVERNING LAW

  The Senior Indenture, the Senior Debt Securities and the coupons will be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania. (Section 113)

REGARDING THE SENIOR TRUSTEE

  PNC Bank, National Association is the trustee under the Senior Indenture. The Company and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with PNC Bank, National Association.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

  The following description of the terms of the Subordinated Debt Securities summarizes certain general terms and provisions of the Subordinated Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Subordinated Debt Securities and the extent, if any, to which such general provisions may apply to the Subordinated Debt Securities will be described in the Prospectus Supplement relating to such Subordinated Debt Securities.

  The Subordinated Debt Securities may be issued under an indenture (the "Subordinated Indenture") between the Company and The Chase Manhattan Bank, as trustee, or such other trustee as shall be named in a Prospectus Supplement (the "Subordinated Trustee"), the form of which has been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus forms a part. This summary of certain terms and provisions of the Subordinated Debt Securities and the Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Subordinated Indenture. References to particular sections of the Subordinated Indenture are noted below. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Subordinated Indenture.

GENERAL

  The Subordinated Debt Securities will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt (as defined below) of the Company. The Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Subordinated Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "--Subordination."

  Concurrently with the issuance of Trust Preferred Securities, the Alcoa Trust will invest the proceeds thereof and the consideration paid by the Company for the related Trust Common Securities in Subordinated Debt Securities. The Subordinated Debt Securities will be in the principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities plus the Company's concurrent investment in the related Trust Common Securities.

  The Subordinated Debt Securities will not be subject to any sinking fund provision.

  Reference is made to the Prospectus Supplement for the following terms of the Subordinated Debt Securities being offered hereby (to the extent such terms are applicable to the Subordinated Debt Securities): (i) the specific designation of such Subordinated Debt Securities, aggregate principal amount and purchase price; (ii) any limit on the aggregate principal amount of such Subordinated Debt Securities; (iii) the date or dates on which the principal of such Subordinated Debt Securities is payable and the right, if any, to extend such date or dates; (iv) the rate or rates at which such Subordinated Debt Securities will bear interest or the method of calculating such rate or rates, if any; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to defer payments of interest on the Subordinated Debt Securities by extending the interest payment periods and the duration of such extensions (each, an "Extension Period"); (vii) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company; (viii) the obligation, if any, of the Company to redeem or purchase such Subordinated Debt Securities at the option of the holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Subordinated Debt Securities shall be redeemed or purchased, in whole or part, pursuant to such obligation; (ix) any applicable United States Federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on the Subordinated Debt Securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Subordinated Debt Securities rather than pay such additional amounts; (x) the form of such Subordinated Debt Securities; (xi) if other than denominations of $50 or any integral multiple thereof, the denominations in which such Subordinated Debt Securities shall be issuable; (xii) any and all other terms with respect to such Subordinated Debt Securities, including any modification of or additions to the events of default or covenants provided for with respect to the Subordinated Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the Subordinated Indenture; (xiii) the terms and conditions upon which the Subordinated Debt Securities may be convertible into or exchanged for Common Stock of the Company; and (xiv) whether such Subordinated Debt Securities are issuable as a global security, and in such case, the identity of the depositary.

  Unless otherwise indicated in the applicable Prospectus Supplement, the Subordinated Debt Securities will be issued in United States dollars in fully registered form without coupons in denominations of $50 or integral multiples thereof. No service charge will be made for any transfer or exchange of any Subordinated Debt Securities, but the Company may, except in certain specified cases not involving any transfer, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Unless otherwise set forth in the applicable Prospectus Supplement, interest on outstanding Subordinated Debt Securities will be paid to holders of record on the date which is 15 days immediately prior to the date such interest is to be paid.

GLOBAL SECURITIES

  If any Subordinated Debt Securities are represented by one or more Global Securities, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for Subordinated Debt Securities and of like tenor and principal amount in any authorized form and denomination. Principal of, and any premium and interest on, a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

  The specific terms of the depositary arrangement with respect to any portion of Subordinated Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement.

PAYMENT AND PAYING AGENTS

  Payments on Subordinated Debt Securities represented by a Global Security will be made to the depositary for the Subordinated Debt Securities. In the event Subordinated Debt Securities are issued in definitive form, principal of and premium, if any, and any interest on Subordinated Debt Securities will be payable, the transfer of the Subordinated Debt Securities will be registrable, and the Subordinated Debt Securities will be exchangeable for Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate office of the Subordinated Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate, except that at the option of the Company payment of any interest may be made
(i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Payment of any interest on Subordinated Debt Securities will be made to the Person in whose name such Subordinated Debt Securities are registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Regular Record Date for the interest payable on any Interest Payment Date shall be the 15th day (whether or not a Business Day) next preceding such Interest Payment Date. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent. (Section 2.3)

  Any monies deposited with the Subordinated Trustee or any Paying Agent or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest on any Subordinated Debt Securities and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the company and the holder of such Subordinated Debt Securities shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof. (Section 10.3)

MODIFICATION OF INDENTURE

  From time to time, the Company and the Subordinated Trustee may, without the consent of the holders of Subordinated Debt Securities, amend, waive or supplement the Subordinated Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of the Subordinated Debt Securities, or the holders of the Trust Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Subordinated Indenture under the Trust Indenture Act. The Subordinated Indenture contains provisions permitting the Company and the Subordinated Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Subordinated Debt Securities, to modify the Subordinated Indenture in a manner affecting the rights of the holders of the Subordinated Debt Securities; provided that no such modification may, without the consent of the holder of each outstanding Subordinated Debt Security so affected, (i) change the stated maturity of the Subordinated Debt Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (other than deferrals of the payments of interest during any Extension Period as described in any applicable Prospectus Supplement) or reduce the premium payable upon the redemption thereof, or impair any right to institute suit for the enforcement of any such payment, or adversely affect the subordination provisions of the Subordinated Indenture or any right to convert any Subordinated Debt Securities or (ii) reduce the percentage of principal amount of Subordinated Debt Securities, the holders of which are required to consent to any such modification of the Subordinated Indenture, provided that, so long as any of the Trust Preferred Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Trust Preferred Securities in any material respect, and no termination of the Subordinated Indenture may occur, and no waiver of any Subordinated Debt Securities Event of Default or compliance with any covenant under the Subordinated Indenture may be effective, without the prior consent of the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities then outstanding unless and until the principal of and any premium on the Subordinated Debt Securities and all accrued and unpaid interest thereon has been paid in full and (b) where a consent under the Subordinated Indenture would require the consent of each holder of Subordinated Debt Securities, no such consent will be given by the Property Trustee without the prior consent of each holder of the Trust Preferred Securities. (Section 9.2)

SUBORDINATED DEBT SECURITIES EVENTS OF DEFAULT

  The Subordinated Indenture will provide that any one or more of the following described events that has occurred and is continuing constitutes a "Subordinated Debt Securities Event of Default" with respect to the Subordinated Debt Securities:

    (i) failure for 30 days to pay any interest on the Subordinated Debt Securities, when due (subject to the deferral of any due date in the case of an Extension Period);

    (ii) failure to pay any principal or premium, if any, on the Subordinated Debt Securities when due whether at maturity, upon redemption by declaration or otherwise;

    (iii) failure by the Company to deliver shares of Common Stock upon an appropriate election by holders of Subordinated Debt Securities to convert such Subordinated Debt Securities;

    (iv) failure to observe or perform certain other covenants contained in the Subordinated Indenture for 90 days after written notice to the Company from the Subordinated Trustee or to the Subordinated Trustee and the Company from the holders of at least 25% in aggregate outstanding principal amount of such Subordinated Debt Securities; or

    (v) certain events in bankruptcy, insolvency or reorganization of the Company. (Section 5.1)

  The holders of a majority in aggregate outstanding principal amount of the Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Trustee or exercising any trust or power conferred on the Subordinated Trustee consistent with the Subordinated Indenture. The Subordinated Trustee or the holders of not less than 25% in aggregate principal amount of the Subordinated Debt Securities then outstanding may declare the principal due and payable immediately upon a Subordinated Debt Securities Event of Default, and, should the Subordinated Trustee or the holders of the Subordinated Debt Securities fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Trust Preferred Securities then outstanding shall have such right. The holders of a majority in aggregate outstanding principal amount of the Subordinated Debt Securities may annul and rescind such declaration if the default (other than the non-payment of the principal of the Subordinated Debt Securities which has become due solely by such acceleration) has been cured or waived and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Subordinated Trustee and, should the holders of the Subordinated Debt Securities fail to annul and rescind such declaration, the holders of a majority in aggregate liquidation amount of the Trust Preferred Securities then outstanding shall have such right. (Section 5.2)

  The holders of a majority in aggregate outstanding principal amount of the Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Subordinated Debt Securities, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Subordinated Trustee) or a default in respect of a covenant or provision which under the Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Subordinated Debt Security and, should the holders of the Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Trust Preferred Securities shall have such right. (Sections 5.2 and 5.13) The Company is required to file annually with the Subordinated Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Subordinated Indenture. (Section 10.5)

  In case a Subordinated Debt Securities Event of Default shall occur and be continuing as to the Subordinated Debt Securities, the Property Trustee will have the right to declare the principal of and the interest on the Subordinated Debt Securities and any other amounts payable under the Subordinated Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debt Securities.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Subordinated Indenture will provide that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Subordinated Debt Securities and under the Subordinated Indenture; (ii) immediately after giving effect thereto, no Subordinated Debt Securities Event of Default, and no event which, after notice or lapse of time or both, would become a Subordinated Debt Securities Event of Default, shall have happened and be continuing; (iii) such transaction is permitted under the Trust Agreement (as defined herein) and the Trust Guarantee and does not give rise to any breach or violation of the Trust Agreement or the Trust Guarantee; and (iv) certain other conditions as prescribed in the Subordinated Indenture are met. (Section 8.1)

  The general provisions of the Subordinated Indenture do not afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Subordinated Debt Securities.

EXPENSES OF THE ALCOA TRUST

  Pursuant to the Subordinated Indenture, the Company will pay all of the costs, expenses or liabilities of the Alcoa Trust, other than obligations of the Alcoa Trust to pay to the holders of any Trust Preferred Securities or Trust Common Securities the amounts due such holders pursuant to the terms of the Trust Preferred Securities or Trust Common Securities. (Secion 10.9)

SATISFACTION AND DISCHARGE

  The Subordinated Indenture will provide that when, among other things, all Subordinated Debt Securities not previously delivered to the Subordinated Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their stated maturity within one year or are to be properly called for redemption within one year, and the Company deposits or causes to be deposited with the Subordinated Trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the Subordinated Debt Securities are payable sufficient to pay and discharge the entire indebtedness on the Subordinated Debt Securities not previously delivered to the Subordinated Trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, then the Subordinated Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Subordinated Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Subordinated Indenture. (Section 4.1)

SUBORDINATION

  In the Subordinated Indenture, the Company has covenanted and agreed that any Subordinated Debt Securities issued thereunder will be subordinate and junior in right of payment to all Senior Debt (as defined below) of the Company whether now existing or hereinafter incurred. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Debt will first be entitled to receive payment in full of principal of and premium, if any, and interest, if any, on such Senior Debt before the Property Trustee, on behalf of the holders of the Subordinated Debt Securities, will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the Subordinated Debt Securities. (Sections 12.1 and 12.2)

  In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of or premium, if any, or interest, if any, on the Subordinated Debt Securities. (Section 12.1)

  No payments on account of principal (or premium, if any) or interest, if any, in respect of the Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default. (Section 12.3)

  "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, Subordinated Debt Securities, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another person the payment of which, in either case, such Person has guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor or otherwise.

  "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Company, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Subordinated Debt Securities.

  The Subordinated Indenture will place no limitation on the amount of additional Senior Debt that may be incurred by the Company.

GOVERNING LAW

  The Subordinated Indenture and the Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York. (Section 1.12)

INFORMATION CONCERNING THE SUBORDINATED TRUSTEE

  The Chase Manhattan Bank is the trustee under the Subordinated Indenture. The Subordinated Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Indenture at the request of any holder of Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Subordinated Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Subordinated Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The Company and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowing in the ordinary course of business, with The Chase Manhattan Bank.

                            DESCRIPTION OF WARRANTS

  The Company may issue, together with any Senior Debt Securities offered by any Prospectus Supplement or separately, Warrants for the purchase of other Senior Debt Securities. The Warrants are to be issued under Warrant Agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as Warrant Agent (the "Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Warrants. A copy of the form of Warrant Agreement, including the form of Warrant Certificates representing the Warrants (the "Warrant Certificates"), reflecting the alternative provisions to be included in the Warrant Agreements that will be entered into with respect to particular offerings of Warrants, is filed with the Commission and incorporated by reference as an exhibit to the Registration Statement. The following summaries of certain provisions of the Warrant Agreement and the Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Warrant Certificates, respectively.

  The Prospectus Supplement will describe the terms of the Warrants, the Warrant Agreement relating to the Warrants and the Warrant Certificates representing the Warrants, including the following: (1) the designation, aggregate principal amount and terms of the Senior Debt Securities purchasable upon exercise of the Warrants; (2) the designation and terms of any related Senior Debt Securities with which the Warrants are issued and the number of Warrants issued with each such Senior Debt Security; (3) the date, if any, on and after which the Warrants and the related Senior Debt Securities will be separately transferable; (4) the principal amount of Senior Debt Securities purchasable upon exercise of one Warrant and the price at which such principal amount of Senior Debt Securities may be purchased upon such exercise; (5) the date on which the right to exercise the Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; and (6) whether the Warrants represented by the Warrant Certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered.

  If the Senior Debt Securities purchasable upon exercise of the Warrants are issuable in bearer form, such Warrants shall not be offered nor constitute an offer to, and Bearer Senior Debt Securities issuable upon exercise of such Warrants shall not be issued to, United States persons other than to offices outside the United States of certain United States financial institutions.

  Warrant Certificates will be exchangeable for new Warrant Certificates of different denominations and Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of Holders of the Senior Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of (and premium, if any) or interest, if any, on the Senior Debt Securities purchasable upon such exercise.

                        DESCRIPTION OF PREFERRED STOCK

  The Company's Articles of Incorporation, as amended (the "Articles"), authorize the issuance of two classes of preferred stock, 660,000 shares of $3.75 Cumulative Preferred Stock, par value $100.00 per share ("Class A Stock") and 10,000,000 shares of Class B Serial Preferred Stock, par value $1.00 per share ("Class B Stock"). As of June 29, 1998, there were 557,649 shares of Class A Stock outstanding and no shares of Class B Stock outstanding. No additional shares of Class A Stock may be issued. The Company initiated an ongoing program to purchase and retire shares of Class A Stock in 1989.

  The following description of Class B Stock sets forth certain general terms and provisions of the series of Class B Stock to which any Prospectus Supplement may relate. The specific terms of a particular series of Class B Stock will be described in the Prospectus Supplement relating to such series of the Class B Stock offered pursuant thereto. If so indicated in the Prospectus Supplement relating thereto, the terms of any such series of Class B Stock may differ from the terms set forth below. The description of Class B Stock set forth below and the description of the terms of a particular series of Class B Stock set forth in the Prospectus Supplement relating thereto do not purport to be complete and are qualified in their entirety by reference to the Company's Articles and the Statement with Respect to Shares relating to such series of Class B Stock, which will be filed or incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

  The Board of Directors of the Company has the authority to issue shares of Class B Stock in one or more series and to fix the specific number of shares and, subject to the Articles, the relative rights and preferences of any such series so established; provided that all shares of preferred stock shall be identical except as to the following relative rights and preferences, any of which may vary between different series: (i) the rate of dividend (including the date from which dividends shall be cumulative and, with respect to the Class B Stock, whether such dividend rate shall be fixed or variable and the methods, procedures and formulas for the recalculation or periodic resetting of any variable dividend rate); (ii) the price at, and the terms and conditions on, which shares may be redeemed; (iii) the amounts payable on shares in the event of voluntary or involuntary liquidation; (iv) sinking fund provisions for the redemption or purchase of shares in the event shares of any series of preferred stock are issued with sinking fund provisions; and (v) the terms and conditions on which the shares of any series may be converted in the event the shares of any series are issued with the privilege of conversion. Each share of any series of Class B Stock shall be identical with all other shares of any such series, except as to the date from which dividends shall be cumulative.

  The Prospectus Supplement will set forth the following specific terms regarding the series of Class B Stock offered thereby: (i) the designation, number of shares and liquidation preference per share; (ii) the initial public offering price; (iii) the dividend rate or rates, or the method of determining the dividend rate or rates; (iv) the index, if any, upon which the amount of dividends, if any, is determined; (v) the dates on which dividends, if any, will accrue and be payable, that such dividends will be cumulative, and the designated record dates for determining the holders entitled to such dividends; (vi) any redemption or sinking fund provisions; (vii) any conversion or exchange provisions; (viii) provisions for issuance of global securities; (ix) the currency (which may be composite currency) in which payment of dividends, if any, shall be payable if other than United States dollars; (x) voting rights, if any, (except as otherwise required by law); and
(xi) any additional terms, preferences or rights and qualifications, limitations or restrictions thereof.

  The shares of Class B Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.

  The transfer agent, registrar, dividend disbursing agent and redemption agent for the Class B Stock will be specified in the Prospectus Supplement relating thereto.

DIVIDENDS

  The holders of Class A Stock are entitled to receive, when and as declared by the Board of Directors of the Company, out of funds legally available therefor, cumulative cash dividends at the annual rate of $3.75 per share, payable quarterly on the first day of January, April, July and October in each year.

  The holders of the Class B Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, cumulative cash or other dividends at such rate or rates and on such dates as the Board of Directors determines in respect of such series and will be set forth in the Prospectus Supplement relating to such series of Class B Stock. Such rates may be fixed or variable or both. No dividends may be declared in respect of any dividend period on any series of Class B Stock, unless all accrued dividends and the current quarter yearly dividend on Class A Stock shall have been paid in full or contemporaneously are declared and set apart. In the event that full cumulative dividends on shares of a series of Class B Stock have not been declared and paid or set apart when due, dividends thereon shall be declared and paid pro rata to the holders of such series entitled thereto. No interest shall be payable in respect of any dividend payment on the Class A Stock or the Class B Stock which may be in arrears.

  In the event that full cumulative dividends on any class or series of Class A Stock or Class B Stock (including dividends for the current quarter yearly dividend period for shares of Class A Stock) have not been declared and paid or set apart when due, the Company may not declare or pay any dividends on, or make other distributions on or make payment on account of the purchase, redemption, or other retirement, of Common Stock. No restriction applies to the repurchase or redemption of Class A Stock or Class B Stock by the Company while there is any arrearage in the payment of dividends or any applicable sinking fund installments on such stock.

REDEMPTION

  At the option of its Board of Directors at any time, the Company may redeem the whole or any part of the Class A Stock, at par, plus accrued dividends. Notice of redemption must be given by publication in daily newspapers of general circulation in New York City and in Pittsburgh, Pennsylvania; and by mail to each record holder not less than 30 days nor more than 60 days prior to the date fixed for redemption. In case of a redemption of a part only of the Class A Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot as determined by the Board of Directors of the Company.

  If notice of redemption has been given, from and after the redemption date for the shares of Class A Stock called for redemption (unless default shall be made by the Company in providing money for the payment of the redemption price of the shares so called for redemption), dividends on the shares of Class A Stock so called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Company (except the right to receive the redemption price) will cease. Upon surrender in accordance with such notice of the certificates representing any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Company will so require and the notice shall so state), the redemption price referred to above will be paid out of funds provided by the Company. If fewer than all of the shares represented by any such certificate are redeemed, a new certificate will be issued representing the unredeemed shares without cost to the holder thereof. All shares of Class A Stock so redeemed shall be cancelled and shall not be reissued.

  The terms and conditions under which the whole or any part of any series of the Class B Stock may be redeemed shall be established by the Board of Directors prior to the issuance thereof. Unless otherwise determined by the Board of Directors, all shares of Class B Stock so redeemed or otherwise acquired by the Company shall be returned to the status of authorized but unissued shares.

LIQUIDATION PREFERENCE

  Upon any liquidation, dissolution or winding up of the Company, the holders of Class A Stock shall be entitled to receive out of the assets of the Company available for distribution to shareholders the full respective preferential amounts to which they are entitled before any distribution of assets is made to or set apart for the holders of Class B Stock. The holders of shares of each series of Class B Stock shall be entitled to receive out of the assets of the Company available for distribution to shareholders the full respective preferential amounts to which they are entitled before any distribution of assets is made to or set apart for the holders of Common Stock, with respect to the Class B Stock, plus all dividends which have accrued on such series of Class B Stock and have not been paid or declared and a sum sufficient for payment thereof set apart, an amount described in the Prospectus Supplement relating to such series of Class B Stock. If, in any case of any such liquidation, dissolution or winding up of the Company, the assets of the Company or the proceeds thereof shall be insufficient to pay in full the amounts payable with respect to shares of each series of Class B Stock, the holders of shares of such series of Class B Stock will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of shares of such series of Class B Stock of the full preferential amounts to which they are entitled, the holders of shares of such series of Class B Stock will not be entitled to any further participation in any distribution of assets by the Company, unless otherwise provided in the Prospectus Supplement. A consolidation or merger of the Company with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up of the Company.

CONVERSION AND EXCHANGE RIGHTS

  The terms, if any, on which shares of any series of Class B Stock are convertible into or exchangeable for Common Stock will be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which the number of shares of Common Stock to be received by the holders of Class B Stock would be calculated according to the market price of Common Stock as of a time stated in the Prospectus Supplement.

VOTING RIGHTS

  Except as indicated below or in the Prospectus Supplement relating to a particular series of the Class B Stock, or except as expressly required by applicable law, the holders of Class B Stock will not be entitled to vote.

  Pennsylvania law requires that holders of outstanding shares of a particular class or series be entitled to vote as a class on an amendment to the Articles that would (i) authorize the Board of Directors to fix and determine the relative rights and preferences as between series of any preferred stock or special class of stock; (ii) change the preferences, limitations or other special rights of the shares of a class or series adverse to that class or series; (iii) authorize a new class or series of shares having a preference as to dividends or assets which is senior to shares of a particular class or series; or (iv) increase the number of authorized shares of any particular class or series having a preference as to dividends or assets which is senior in any respect to the shares of such class or series.

  The Board of Directors, pursuant to the Company's Articles, may limit or eliminate the voting rights applicable to any series of Class B Stock prior to the issuance of such series, except as otherwise required by law. Any one or more series of the Class B Stock may be issued with such additional voting rights, exercisable only during certain extended periods of dividend arrearages, as the Board of Directors may determine to be required to qualify the series for listing on a recognized stock exchange. Such rights may only be granted if there are no shares of Class A Stock outstanding.

  On matters on which holders of such series and holders of any other series of Class B Stock are entitled to vote as a single class, each full share of any series of the Class B Stock shall be entitled to one vote. Therefore, the voting power of such series will depend on the number of shares in such series, not the liquidation preference or initial offering price of the shares of such series of the Class B Stock.

  So long as any shares of Class A Stock or Class B Stock remain outstanding, without the consent of the holders of at least a majority of the outstanding Class A Stock and Class B Stock, voting as a class, the Company shall not (i) authorize any additional class of stock or increase the authorized number of shares of the Class A Stock or Class B Stock or any class of stock ranking on a parity with the Class A Stock or Class B Stock, as the case may be, as to dividends or assets or (ii) merge or consolidate with any other corporation if the corporation surviving or resulting from such merger or consolidation would have any authorized class of stock ranking senior to or on a parity with the Class A Stock or Class B Stock except the same number of shares of stock with the same rights and preferences as the authorized stock of the corporation immediately preceding such merger or consolidation.

  So long as any shares of Class A Stock or Class B Stock remain outstanding, without the consent of the holders of at least two-thirds of the outstanding Class A Stock and Class B Stock, the Company shall not (i) make any change in the rights and preferences of the Class A Stock or Class B Stock so as to affect such stock adversely (provided, however, that if any such change would affect any series of Class A Stock or Class B Stock adversely as compared with the effect thereof upon any other series of Class A Stock or Class B Stock, no such change shall be made without the additional consent of the holders of at least two-thirds of the outstanding shares of such series of Class A Stock or Class B Stock), (ii) authorize any additional class of stock or increase the authorized number of shares of any class of stock ranking senior to the Class A Stock or Class B Stock as to dividends or assets or (iii) sell or otherwise part with control of all or substantially all of its property or business or voluntarily liquidate, dissolve or wind up its affairs.

                          DESCRIPTION OF COMMON STOCK

  The Company is authorized to issue 600,000,000 shares of Common Stock, par value $1.00 per share. As of June 29, 1998, there were 164,796,822 shares of Common Stock outstanding. In addition, as of such date, there were 14,124,241 shares of Common Stock issued and held in the treasury of the Company and an aggregate of 23,229,499 shares of Common Stock reserved for issuance under various incentive plans.

DIVIDEND RIGHTS

  The holders of Common Stock are entitled to receive dividends, when and as declared by the Board of Directors, but no dividend shall be declared or paid on the Common Stock so long as any preferred stock remains outstanding, unless all dividends accrued on all classes of the Company's preferred stock and the current quarter yearly dividend on the Class A Stock shall have been paid or declared and a sum sufficient for payment therefor set apart.

VOTING RIGHTS

  The holders of Common Stock are entitled to one vote per share.

LIQUIDATION RIGHTS

  Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payments to holders of preferred stock of such amount as shall have been fixed by the Board of Directors, plus accrued dividends, the remaining assets of the Company shall belong to and be divided among the holders of Common Stock. The consolidation or merger of the Company with or into any other corporation or corporations or a share exchange or division involving the Company pursuant to applicable law will not be deemed a liquidation, dissolution or winding up of the Company under the Company's Articles.

PREEMPTIVE OR OTHER SUBSCRIPTION RIGHTS

  The holders of Common Stock have no right to participate in any right of subscription to any increased or additional capital stock of the Company.

CONVERSION AND OTHER RIGHTS

  The Common Stock does not have any conversion, redemption or sinking fund provisions applicable thereto and is not liable to further call or assessment by the Company. All outstanding shares of Common Stock are fully paid and non-assessable.

OTHER MATTERS

  The Articles of the Company provide for a classified Board of Directors with staggered three year terms, establish special shareholder voting requirements to remove directors and establish certain procedures relating to the nomination of directors, filling of vacancies and the vote required to amend or repeal any of these provisions. The Articles also prohibit the Company's payment of "green-mail," that is, payment of a premium in purchasing shares of its Common Stock from a present or recent holder of 5% or more of the Common Stock, except with the approval of a majority of the disinterested shareholders. This provision and the classified board provision may be amended or repealed only with the affirmative vote of at least 80% of the Common Stock. In addition, the Articles limit or eliminate to the fullest extent permitted by Pennsylvania law as from time to time in effect the personal liability of the Company's directors for monetary damages, and authorize the Company, except as prohibited by law, to indemnify directors, officers, employees and others against liabilities and expenses incurred by them in connection with the performance of their duties to the Company. The classified Board article provision and the anti-"greenmail" provision may have certain anti-takeover effects.

  The Company is governed by certain "anti-takeover" provisions in the Pennsylvania Business Corporation Law (the "PCBL"). Chapter 25 of the PBCL contains several anti-takeover provisions that apply to registered corporations such as the Company. Section 2538 of the PBCL provides that if an interested shareholder of a registered corporation (together with others acting jointly or in concert therewith and affiliates thereof) (i) is to be a party to a merger or consolidation, a share exchange or certain sales of assets involving such corporation or a subsidiary thereof; (ii) is to receive a disproportionate amount of any of the securities of any corporation surviving or resulting from a division of such corporation; (iii) is to be treated differently from others holding shares of the same class in a voluntary dissolution of such corporation; or (iv) is to have his or her percentage of voting or economic share interest in such corporation materially increased relative to substantially all other shareholders in a reclassification, then the transactions being proposed must be approved by the affirmative vote of the holders of shares representing at least a majority of the votes that all shareholders (other than the interested shareholder) are entitled to cast with respect to such transaction, excluding all such voting shares beneficially owned by such interested shareholder. Such special voting requirement does not apply if the transaction being proposed has been approved in a prescribed manner by such corporation's board of directors or certain other conditions (including the amount of consideration to be paid to certain shareholders) are satisfied or the transaction involves certain subsidiaries.

  Section 2555 of the PBCL may apply to a transaction between a registered corporation and an interested shareholder thereof, notwithstanding that
Section 2538 is also applicable. Section 2555 prohibits such a corporation from engaging in a business combination with an interested shareholder unless:
(i) the board of directors of such corporation gives prior approval to the proposed transaction or gives prior approval to the interested shareholder's acquisition of 20% of the shares entitled to vote in an election of directors of such corporation, (ii) the interested shareholder owns at least 80% of the stock of such corporation entitled to vote in an election of directors and, no earlier than three months after such interested shareholder reaches such 80% level, the majority of the remaining shareholders approve the proposed transaction and shareholders receive a minimum "fair price" for their shares in the transaction and the other conditions of Section 2556 of the PBCL are met, (iii) holders of all outstanding common stock approve the transaction,
(iv) no earlier than 5 years after the interested shareholder acquired the 20%, a majority of the remaining shares entitled to vote in an election of directors approve the transaction, or (v) no earlier than 5 years after the interested shareholder acquired the 20%, a majority of all the shares approve the transaction, all shareholders receive a minimum fair price for their shares, and certain other conditions are met.

  The Company's Articles also provide that the Company may not engage in any stock repurchases at prices greater than the current fair market value from an interested shareholder. Under the PBCL, when a person or group of persons acting in concert holds 20% of the shares of a registered corporation entitled to vote in the election of directors (a "Control Group"), on the occurrence of the transaction that makes the group a control group, any other shareholder of the registered corporation who objects can, under procedures set forth in the statute, require the Control Group to purchase his or her shares at "fair value," as defined in the PBCL.

  The PBCL also contains certain provisions applicable to a registered corporation such as the Company which, under certain circumstances, permit a corporation to redeem "control shares," as defined in the PBCL, remove the voting rights of control shares and require the disgorgement of profits by a "controlling person," as defined in the PBCL.

  The transfer agent and registrar for the Common Stock is First Chicago Trust Company of New York.

         DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEE

TRUST PREFERRED SECURITIES

  The Declaration pursuant to which the Alcoa Trust is organized will be replaced by an Amended and Restated Trust Agreement (the "Trust Agreement") which will authorize the Trustees of the Alcoa Trust to issue on behalf of the Alcoa Trust one series of Trust Preferred Securities and one series of Trust Common Securities (together, the "Trust Securities"). The Trust Preferred Securities will be issued to the public pursuant to the Registration Statement of which this Prospectus forms a part, and the Trust Common Securities will be issued directly or indirectly to the Company.

  The Trust Preferred Securities will have such terms, including dividends, redemption, voting, conversion, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Trust Agreement or made part of the Trust Agreement by the Trust Indenture Act. Reference is made to the applicable Prospectus Supplement relating to the Trust Preferred Securities of the Alcoa Trust for specific terms, including
(i) the distinctive designation of Trust Preferred Securities, (ii) the number of Trust Preferred Securities issued by the Alcoa Trust, (iii) the annual dividend rate (or method of determining such rate) for Trust Preferred Securities issued by the Alcoa Trust and the date or dates upon which such dividends shall be payable, (iv) whether dividends on Trust Preferred Securities issued by the Alcoa Trust shall be cumulative, and, in the case of Trust Preferred Securities having such cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on Trust Preferred Securities issued by the Alcoa Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of the Alcoa Trust to the holders of Trust Preferred Securities of the Alcoa Trust upon voluntary or involuntary dissolution, winding-up or termination of the Alcoa Trust, (vi) the terms and conditions, if any, under which Trust Preferred Securities of the Alcoa Trust may be converted into shares of capital stock of the Company, including the conversion price per share and the circumstances, if any, under which any such conversion right shall expire, (vii) the terms and conditions, if any, upon which the related series of the Subordinated Debt Securities of the Company may be distributed to holders of Trust Preferred Securities of the Alcoa Trust, (ix) the obligation, if any, of the Alcoa Trust to purchase or redeem Trust Preferred Securities issued by the Alcoa Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Trust Preferred Securities issued by the Alcoa Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation, (x) the voting rights, if any, of Trust Preferred Securities issued by the Alcoa Trust in addition to those required by law, including the number of votes per Trust Preferred Security and any requirement for the approval by the holders of Trust Preferred Securities, as a condition to specified action or amendments to the Trust Agreement, and (xi) any other relevant rights, preferences, privileges, limitations or restrictions of Trust Preferred Securities issued by the Alcoa Trust consistent with the Trust Agreement or with applicable law. Pursuant to the Trust Agreement, the Property Trustee will own the Subordinated Debt Securities of the Company purchased by the Alcoa Trust for the benefit of the holders of the Trust Preferred Securities and the Trust Common Securities. The payment of dividends out of money held by the Alcoa Trust, and payments upon redemption of Trust Preferred Securities or liquidation of the Alcoa Trust, will be guaranteed by the Company to the extent described under "--Trust Guarantee."

  Certain United States Federal income tax considerations applicable to an investment in Trust Preferred Securities will be described in the Prospectus Supplement relating thereto.

  In connection with the issuance of Trust Preferred Securities, the Alcoa Trust will also issue one series of Trust Common Securities. The Trust Agreement will authorize the Regular Trustees of the Alcoa Trust to issue on behalf of the Alcoa Trust one series of Trust Common Securities having such terms, including dividends, conversion, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. Except as otherwise provided in the Prospectus Supplement relating to the Trust Preferred Securities, the terms of the Trust Common Securities issued by the Alcoa Trust will be substantially identical to the terms of the Trust Preferred Securities issued by the Alcoa Trust, and the Trust Common Securities will rank pari passu, and payments will be made thereon pro rata with the Trust Preferred Securities, except that, upon an event of default under the Trust Agreement, the rights of the holders of the Trust Common Securities to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Except in certain limited circumstances, the Trust Common Securities will also carry the right to vote and appoint, remove or replace any of the Trustees of the Alcoa Trust. All of the Trust Common Securities of the Alcoa Trust will be directly or indirectly owned by the Company.

  The Company and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with the Property Trustee.

TRUST GUARANTEE

  Set forth below is a summary of information concerning the Trust Guarantee which will be executed and delivered by the Company for the benefit of the holders of Trust Preferred Securities. The accompanying Prospectus Supplement will describe any significant differences between the actual terms of the Trust Guarantee and the summary below. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Trust Guarantee, which is filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part.

  General. The Company will irrevocably and unconditionally agree, to the extent set forth in the Trust Guarantee, to pay in full, to the holders of Trust Preferred Securities, the Trust Guarantee Payments (as defined below) (except to the extent paid by the Alcoa Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Alcoa Trust may have or assert. The following payments with respect to the Trust Preferred Securities to the extent not paid by the Alcoa Trust (the "Trust Guarantee Payments") will be subject to the Trust Guarantee (without duplication): (i) any accrued and unpaid dividends which are required to be paid on the Trust Preferred Securities, to the extent the Alcoa Trust shall have funds legally available therefor, (ii) the redemption price, including all accrued and unpaid dividends (the "Redemption Price"), payable out of funds legally available therefor, with respect to any Trust Preferred Securities called for redemption by the Alcoa Trust and (iii) upon a liquidation of the Alcoa Trust (other than in connection with the distribution of Subordinated Debt Securities of the Company to the holders of the Trust Preferred Securities or the redemption of all of the Trust Preferred Securities issued by the Alcoa Trust), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid dividends on the Trust Preferred Securities to the date of payment and (b) the amount of assets of the Alcoa Trust remaining available for distribution to holders of Trust Preferred Securities in liquidation of the Alcoa Trust. The Company's obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the Alcoa Trust to pay such amounts to such holders.

  Covenants of the Company. In the Trust Guarantee, the Company will covenant that, so long as any Trust Preferred Securities issued by the Alcoa Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under the Trust Guarantee or the Trust Agreement, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its Common Stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan, (ii) as a result of a reclassification of the Company's Common Stock or the exchange or conversion of one class or series of the Company's Common Stock for another class or series of the Company's Common Stock, (iii) the purchase of fractional interests in shares of the Company's Common Stock pursuant to the conversion or exchange provisions of such Common Stock of the Company or the security being converted or exchanged or (iv) purchases or acquisitions of shares of Common Stock to be used in connection with acquisitions of Common Stock by shareholders pursuant to the Company's dividend reinvestment plan) or make any guarantee payments with respect to the foregoing and (b) the Company shall not make any payment of principal or premium, if any, on or repurchase any debt securities (including guarantees) other than at stated maturity issued by the Company which rank pari passu with or junior to the Subordinated Debt Securities.

  Amendment and Assignment. Except with respect to any changes which do not adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), the Trust Guarantee with respect to the Trust Preferred Securities may be changed only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Trust Preferred Securities. The manner of obtaining any such approval of holders of the Trust Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in the Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding.

  Termination of the Trust Guarantee. The Trust Guarantee will terminate as to the Trust Preferred Securities issued by the Alcoa Trust (a) upon full payment of the redemption price of all Trust Preferred Securities of the Alcoa Trust,
(b) upon distribution of the Subordinated Debt Securities of the Company held by the Alcoa Trust to the holders of the Trust Preferred Securities of the Alcoa Trust or (c) upon full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Alcoa Trust. The Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities issued by the Alcoa Trust must restore payment of any sums paid under such Trust Preferred Securities or such Trust Guarantee. The subordination provisions of the Subordinated Debt Securities and the Trust Guarantee, respectively, will provide that in the event payment is made on the Subordinated Debt Securities or the Trust Guarantee in contravention of such provisions, such payments will be paid over to the holders of Senior Debt.

  Ranking of the Trust Guarantee. The Trust Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock, if any, hereafter issued by the Company and with any guarantee hereafter entered into by the Company in respect of any preferred or preference stock or interests of any affiliate of the Company and (iii) senior to the Company's Common Stock. The Trust Agreement will provide that each holder of Trust Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Trust Guarantee.

  The Trust Guarantee will constitute a guarantee of payment and not of collection. The Trust Guarantee will be deposited with the Property Trustee to be held for the benefit of the Trust Preferred Securities. The Property Trustee will have the right to enforce the Trust Guarantee on behalf of the holders of the Trust Preferred Securities. The holders of not less than a majority in aggregate liquidation amount of the Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Trust Guarantee, including the giving of directions to the Property Trustee. If the Property Trustee fails to enforce the Trust Guarantee as above provided, any holder of Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Trust Guarantee, without first instituting a legal proceeding against the Alcoa Trust, or any other person or entity. The Trust Guarantee will not be discharged except by payment of the Trust Guarantee Payments in full to the extent not paid by the Alcoa Trust, and by complete performance of all obligations under the Trust Guarantee.

  Governing Law. The Trust Guarantee will be, governed by and construed in accordance with, the laws of the State of New York.

                             PLAN OF DISTRIBUTION

  The Company and/or the Alcoa Trust, as the case may be, may sell Offered Securities to one or more underwriters for public offering and sale by them or may sell Offered Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in an applicable Prospectus Supplement.

  Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company and/or the Alcoa Trust, as the case may be, also may, from time to time, authorize underwriters acting as the Company's and/or the Alcoa Trust's agents to offer and sell the Offered Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Company and/or the Alcoa Trust in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

  Any underwriting compensation paid by the Company and/or the Alcoa Trust to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with the Company and/or the Alcoa Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Act, and to reimbursement by the Company and/or the Alcoa Trust for certain expenses.

  If so indicated in an applicable Prospectus Supplement, the Company and/or the Alcoa Trust will authorize dealers acting as the Company's and/or the Alcoa Trust's agents to solicit offers by certain institutions to purchase Offered Securities from the Company and/or the Alcoa Trust at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate amount of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company and/or the Alcoa Trust. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Offered Securities are being sold to underwriters, the Company and/or the Alcoa Trust shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

  Each underwriter, dealer and agent participating in the distribution of any Offered Securities which are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, Offered Securities in bearer form in the United States or to United States persons (other than qualifying financial institutions) during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)).

  All Offered Securities will be a new issue of securities with no established trading market. Any underwriters to whom Offered Securities are sold by the Company and/or the Alcoa Trust for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the secondary market for any Offered Securities.

  Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for the Company and its subsidiaries in the ordinary course of business.

                                LEGAL OPINIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Company Securities will be passed upon for the Company by Denis A. Demblowski, Esq., Senior Counsel of the Company. The validity of the Trust Preferred Securities will be passed upon for the Alcoa Trust by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, special counsel to the Company and the Alcoa Trust. The validity of the Offered Securities will be passed upon for any underwriters or agents by Cravath, Swaine & Moore, New York, New York. Mr. Demblowski is a participant in the stock option plan and various other employee benefit plans offered to employees of the Company.

                                    EXPERTS

  The consolidated financial statements and related schedules in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference in this Prospectus, have been incorporated herein by reference in reliance upon the reports of PricewaterhouseCoopers LLP given upon their authority as experts in auditing and accounting.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION:

  The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

     Registration Fee................................................. $309,750
     Rating Agency Fees...............................................  210,000
     Printing and Engraving...........................................   60,000
     Trustees' Fees and Expenses......................................   25,000
     Accountants' Fees and Expenses...................................   10,000
     Legal Fees and Expenses..........................................  100,000
     Miscellaneous....................................................   10,000
                                                                       --------
       Total.......................................................... $724,750
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

THE COMPANY

  Article V of the ByLaws of the Company (the "ByLaws") provides that the Company shall indemnify, under specified circumstances, persons who were or are directors, officers or employees of the Company or who served or serve other business entities at the request of the Company. Under these ByLaw provisions, a person who is wholly successful in defending a claim will be indemnified for any reasonable expenses. To the extent a person is not successful in defending a claim, reasonable expenses of the defense and any liability incurred are to be indemnified under these provisions only where independent legal counsel or other disinterested person selected by the Board of Directors determines that such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and in addition with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such person was unlawful. Any expense incurred with respect to any claim may be advanced by the Company if the recipient agrees to repay such amount if it is ultimately determined that such recipient is not to be indemnified pursuant to
Article V.

  The foregoing ByLaw provisions generally parallel Sections 1741 and 1745 of the Pennsylvania Business Corporation Law ("PBCL"). Section 1746 and the ByLaws both also provide that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

  Section 1746 of the PBCL and the ByLaws provide for increased indemnification protections for directors, officers and others.
Indemnification may be provided by Pennsylvania corporations in any case except where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

  Section 1713 of the PBCL also sets forth a framework whereby Pennsylvania corporations, with the approval of the shareholders, may limit the personal liability of directors for monetary damages except where the act or omission giving rise to a claim constitutes self-dealing, willful misconduct or recklessness. The section does not apply to a director's responsibility or liability under a criminal or tax statute and may not apply to liability under Federal statutes, such as the Federal securities laws.

  The Company's Articles of Incorporation (the "Articles") and ByLaws were amended by the shareholders to implement the increased protections made available to directors under the PBCL as described in the preceding paragraph.
Article VIII of the ByLaws provides that, except as prohibited by law, every director of the Company shall be entitled as of right to be indemnified by the Company for expenses and any and all liability paid or incurred by such person by reason of such person being or having been a director of the Company. Expenses incurred with respect to any claim may be advanced by the Company, subject to certain exceptions. The shareholders have also approved a form of indemnity agreement. The Company has entered into such an indemnity agreement with each of its current directors.

  The Company has purchased a one year liability insurance policy with an aggregate limit of $100 million, with certain specified deductible amounts. The policy provides coverage for various executive and corporate risks, including liability of directors and officers and reimbursement to the Company for indemnification provided to directors and officers. The policy has an expiration date of October 1, 2000 and provides liability insurance and reimbursement coverage for the Company, and its directors and officers, which is permitted by Section 1747 of the PBCL.

  The Articles provide that except as prohibited by law, the Company may indemnify any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) and may take such steps as may be deemed appropriate by the Board of Directors, including purchasing and maintaining insurance, entering into contracts (including, without limitation, contracts of indemnification between the Company and its directors and officers), creating a trust fund, granting security interests or using other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect such indemnification. The ByLaws provide for indemnification of such persons to the fullest extent permitted by law.

  The Articles also provide that to the fullest extent that the laws of the Commonwealth of Pennsylvania permit elimination or limitation of the liability of directors, no director of the Company shall be personally liable for monetary damages for any action taken, or any failure to take any action.

  Section (6)(b) of the Underwriting Agreement, relating to each of the Senior Debt Securities and the Class B Stock (Exhibit (1)(a) and (1)(b), respectively, hereto) and Section 7(b) of the Agency Agreement (Exhibit 1(c) hereto) contain provisions relating to the indemnification by each Underwriter and Agent, respectively, of the Company, officers and directors of the Company and each person, if any, who controls the Company, and Section 6(a) of the Underwriting Agreement, relating to each of the Senior Debt Securities and the Class B Stock, and Section 7(a) of such Agency Agreement contain provisions relating to the indemnification by the Company of each Underwriter and Agent, respectively, and each person controlling the same, against liabilities arising out of any untrue statement of any material fact contained in this Registration Statement, or omission therefrom of any material fact. In addition, Section 8(a) of the form of Underwriting Agreement, relating to the Trust Preferred Securities (Exhibit (1)(d) hereto), contains provisions relating to the indemnification by each Underwriter of the Company and the Alcoa Trust, and Section 8(b) of the form of Underwriting Agreement, relating to the Trust Preferred Securities, contains provisions relating to the indemnification by the Company and the Alcoa Trust of each Underwriter, against liabilities arising out of any untrue statement of any material fact contained in this Registration Statement, or omission therefrom of any material fact.

THE ALCOA TRUST

  The Trust Agreement pursuant to which the Alcoa Trust is organized will provide that no Regular Trustee, or affiliate of any Regular Trustee, or officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee or of any such affiliate, or employee or agent of the Alcoa Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Alcoa Trust or any employee or agent of the Alcoa Trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Alcoa Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Trust Agreement or by law, except that an Indemnified Person shall be liable for such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such act or omission. The Trust Agreement also provides that to the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Alcoa Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such act or omission. The Trust Agreement further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by such Trust Agreement.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits:

    A list of Exhibits filed herewith is contained on the Exhibit Index and is incorporated herein by reference.

  (b) Financial Statement Schedules:

    All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, amounts which would otherwise be required to be shown with respect to any item are not material, are inapplicable, or the required information has already been provided elsewhere in the registration statement.

ITEM 17. UNDERTAKINGS.

  The undersigned Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions described in Item 15 above, the Registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PITTSBURGH AND COMMONWEALTH OF PENNSYLVANIA, ON THE 17TH DAY OF JULY, 1998.

                                          Aluminum Company of America

                                                   /s/ Richard B. Kelson
                                          By: _________________________________
                                                     RICHARD B. KELSON
                                               EXECUTIVE VICE PRESIDENT AND
                                                  CHIEF FINANCIAL OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

         /s/ Paul H. O'Neill           Chairman of the          July 17, 1998
-------------------------------------   Board and Director
           PAUL H. O'NEILL              (Principal
                                        Executive Officer)

        /s/ Richard B. Kelson          Executive Vice           July 17, 1998
-------------------------------------   President and Chief
          RICHARD B. KELSON             Financial Officer
                                        (Principal
                                        Financial Officer)

       /s/ Earnest J. Edwards          Senior Vice              July 17, 1998
-------------------------------------   President and
         EARNEST J. EDWARDS             Controller
                                        (Principal
                                        Accounting Officer)

Kenneth W. Dam, Joseph T. Gorman, Judith M. Gueron, Sir Ronald Hampel, Hugh M. Morgan, John P. Mulroney, Paul H. O'Neill, Henry B. Schacht, Franklin A. Thomas and Marina v.N. Whitman, each as a Director, on July 17, 1998, by Denis
A. Demblowski, their attorney-in-fact.*

        /s/ Denis A. Demblowski
*By: ________________________________
          DENIS A. DEMBLOWSKI
           ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, ALCOA TRUST I CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED, IN THE CITY OF PITTSBURGH AND THE COMMONWEALTH OF PENNSYLVANIA ON THE 17TH DAY OF JULY, 1998.

                                          Alcoa Trust I,
                                           a Delaware business trust

                                          BY:Aluminum Company of America,
                                                as Depositor

                                                   /s/ Richard B. Kelson
                                          BY: _________________________________
                                                     RICHARD B. KELSON
                                               EXECUTIVE VICE PRESIDENT AND
                                                  CHIEF FINANCIAL OFFICER

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                                  EXHIBIT
 -------                                 -------
 (1)(a)  Form of Underwriting Agreement relating to the Senior Debt Securities and Warrants to Purchase Senior Debt Securities (incorporated by reference to Exhibit 1(a) to Registration Statement No.33-49997 on
         Form S-3).
 (1)(b)  Form of Underwriting Agreement relating to the Class B Stock
         (incorporated by reference to Exhibit 1(b) to Registration Statement
         No. 33-49997 on Form S-3).
 (1)(c)  Form of Proposed Agency Agreement relating to the Distribution of
         Medium-Term Notes (incorporated by reference to Exhibit 1(b) to Post-
         Effective Amendment No. 2 to Registration Statement No. 33-877 on Form
         S-3).
 (1)(d)  Form of Underwriting Agreement for Trust Preferred Securities.*
 (2)     Agreement and Plan of Merger among the Company, AMX Acquisition Corp.
         and Alumax Inc. dated as of March 8, 1998. The Registrant will furnish supplementally a copy of all omitted Schedules to Exhibit 2 upon the request of the Securities and Exchange Commission (incorporated herein by reference to Exhibit (2) to the Company's Quarterly Report on Form
         10-Q for the quarter ended March 31, 1998).
 (3)(a)  Articles of Incorporation of the Company (incorporated by reference to
         Exhibit 3(i) to Form 10-Q for the quarter ended June 30, 1993).
 (3)(b)  ByLaws of the Company (incorporated by reference to Exhibit 3 to Form
         10-Q for the quarter ended September 30, 1991).
 (4)(a)  Form of Indenture, dated as of September 30, 1993, between the Company and PNC Bank, National Association, as Trustee (undated form of
         Indenture incorporated by reference to Exhibit 4(a) to Registration
         Statement No. 33-49997 on Form S-3).
 (4)(b)  Form of proposed Warrants to Purchase Senior Debt Securities
         (incorporated by reference to Exhibit 4(c) to Registration Statement
         No. 2-78009 on Form S-3).
 (4)(c)  Form of proposed Warrant Agreement relating to the Warrants to
         Purchase Senior Debt Securities (incorporated by reference to Exhibit
         4(d) to Registration Statement No. 2-78009 on Form S-3).
 (4)(d)  Form of Registered Security which is not an Original Issue Discount
         Security (included in Exhibit 4(a) as Exhibit A).
 (4)(e)  Form of Registered Security which is an Original Issue Discount
         Security (included in Exhibit 4(a) as Exhibit B).
 (4)(f)  Form of Bearer Security which is not an Original Issue Discount
         Security and form of Related Coupon (included in Exhibit 4(a) as
         Exhibit C).
 (4)(g)  Form of Bearer Security which is an Original Issue Discount Security and form of Related Coupon (included in Exhibit 4(a) as Exhibit D).
 (4)(h)  Form of Certificate for Shares of Class B Stock (incorporated by reference to Exhibit 4(h) to Registration Statement No. 33-49997 on
         Form S-3).
 (4)(i)  Form of Certificate for Shares of Common Stock (incorporated by reference to Exhibit 4(i) to Registration Statement No. 33-49997 on
         Form S-3).
 (4)(j)  Form of Subordinated Indenture (including form of Subordinated Debt
         Security).**

 EXHIBIT
 NUMBER                                  EXHIBIT
 -------                                 -------
  (4)(k) Certificate of Trust of Alcoa Trust I.*
  (4)(l) Declaration of Trust of Alcoa Trust I.*
  (4)(m) Form of Amended and Restated Trust Agreement of Alcoa Trust I.*
  (4)(n) Form of Guarantee Agreement.*
  (5)(a) Opinion of Denis A. Demblowski, Esq., Senior Counsel of the Company.**
  (5)(b) Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company and the Alcoa Trust.**
 (12)    Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Form 10-K for the year ended December 31,
         1997 and to Exhibit 12 to Form 10-Q for the quarter ended March 31,
         1998).
 (21)    Subsidiaries of Aluminum Company of America.*
 (23)(a) Consent of PricewaterhouseCoopers LLP.*
 (23)(b) Consent of PricewaterhouseCoopers LLP.*
 (23)(c) Consent of Denis A. Demblowski, Esq., counsel to the Company.**
 (23)(d) Consent of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the
         Company.**
 (24)    Powers of Attorney of certain officers and directors.
 (25)(a) Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of PNC Bank, National Association, as trustee under the Senior
         Indenture (incorporated by reference to Exhibit 25 to Registration
         Statement No. 33-64353 on Form S-3).
 (25)(b) Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of The Chase Manhattan Bank, as trustee under the Subordinated
         Indenture.*
 (25)(c) Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of The Chase Manhattan Bank, as trustee under the Amended and
         Restated Trust Agreement of Alcoa Trust I.*
 (25)(d) Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of The Chase Manhattan Bank, as trustee under the Guarantee of the Company for the benefit of the holders of Trust Preferred
         Securities of the Alcoa Trust I.*

--------
*Filed herewith.
**To be filed by amendment.